                                                                     EXHIBIT 2.1
                                                                     [CONFORMED]

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       PUGET SOUND POWER & LIGHT COMPANY,

                            WASHINGTON ENERGY COMPANY

                                       AND

                         WASHINGTON NATURAL GAS COMPANY

                          DATED AS OF OCTOBER 18, 1995

                                TABLE OF CONTENTS

ARTICLE I  THE MERGER .....................................................    2
         Section 1.1  The Merger ..........................................    2
         Section 1.2  Effective Time of the Merger ........................    2
         Section 1.3  Articles of Incorporation ...........................    2
         Section 1.4  Effects of Merger ...................................    3
ARTICLE II  CONVERSION OF SHARES ..........................................    3
         Section 2.1  Effect of Merger on Capital Stock ...................    3
         Section 2.2  Dissenting Shares ...................................    4
         Section 2.3  Exchange of Certificates ............................    5
ARTICLE III  THE CLOSING ..................................................    7
         Section 3  Closing ...............................................    7
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF WECO AND WNG ................    8
         Section 4.1  Organization and Qualification ......................    8
         Section 4.2  Subsidiaries ........................................    8
         Section 4.3  Capitalization ......................................    9
         Section 4.4  Authority; Noncontravention; Statutory Approvals;
                 Compliance ...............................................   10
         Section 4.5  Reports and Financial Statements ....................   12
         Section 4.6  Absence of Certain Changes or Events ................   13
         Section 4.7  Litigation ..........................................   13
         Section 4.8  Registration Statement and Proxy Statement ..........   14
         Section 4.9  Tax Matters .........................................   14
         Section 4.10  Employee Matters; ERISA ............................   17
         Section 4.11  Environmental Protection ...........................   21
         Section 4.12  Regulation as a Utility ............................   24
         Section 4.13  Vote Required ......................................   24
         Section 4.14  Accounting Matters .................................   24
         Section 4.15  Applicability of Certain Washington Law ............   25
         Section 4.16  Opinion of Financial Advisor .......................   25
         Section 4.17  Insurance ..........................................   25
         Section 4.18  Ownership of Puget Common Stock ....................   25
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PUGET ........................   26
         Section 5.1  Organization and Qualification ......................   26
         Section 5.2  Subsidiaries ........................................   26
         Section 5.3  Capitalization ......................................   27

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
         Section 5.4  Authority; Noncontravention; Statutory Approvals;
                 Compliance ...............................................   29
         Section 5.5  Reports and Financial Statements ....................   29
         Section 5.6  Absence of Certain Changes or Events ................   30
         Section 5.7  Litigation ..........................................   30
         Section 5.8  Registration Statement and Proxy Statement ..........   30
         Section 5.9  Tax Matters .........................................   31
         Section 5.10  Employee Matters; ERISA ............................   34
         Section 5.11  Environmental Protection ...........................   37
         Section 5.12  Regulation as a Utility ............................   39
         Section 5.13  Vote Required ......................................   39
         Section 5.14  Accounting Matters .................................   39
         Section 5.15  Applicability of Certain Washington Law ............   39
         Section 5.16  Opinion of Financial Advisor .......................   40
         Section 5.17  Insurance ..........................................   40
         Section 5.18  Ownership of WeCo Common Stock .....................   40
         Section 5.19  Puget Rights Agreement .............................   40
ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGER ........................   41
         Section 6.1  Ordinary Course of Business .........................   41
         Section 6.2  Dividends ...........................................   41
         Section 6.3  Issuance of Securities ..............................   42
         Section 6.4  Charter Documents ...................................   43
         Section 6.5  No Acquisitions .....................................   43
         Section 6.6  Capital Expenditures ................................   43
         Section 6.7  No Dispositions .....................................   43
         Section 6.8  Indebtedness ........................................   44
         Section 6.9  Compensation; Benefits ..............................   44
         Section 6.10  1935 Act; Federal Power Act ........................   45
         Section 6.11  Accounting .........................................   45
         Section 6.12  Pooling ............................................   45
         Section 6.13  Tax-Free Status ....................................   45
         Section 6.14  Affiliate Transactions .............................   46
         Section 6.15  Cooperation, Notification ..........................   46
         Section 6.16  Rate Matters .......................................   46
         Section 6.17  Third-Party Consents ...............................   47
         Section 6.18  No Breach, Etc .....................................   47
         Section 6.19  Tax Matters ........................................   47
         Section 6.20  Discharge of Liabilities ...........................   47
         Section 6.21  Insurance ..........................................   48
         Section 6.22  Permits ............................................   48

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
ARTICLE VII  ADDITIONAL AGREEMENTS ........................................   48
         Section 7.1  Access to Information ...............................   48
         Section 7.2  Joint Proxy Statement and Registration Statement ....   49
         Section 7.3  Regulatory Matters ..................................   50
         Section 7.4  Shareholder Approval ................................   51
         Section 7.5  Directors' and Officers' Indemnification ............   51
         Section 7.6  Disclosure Schedules ................................   53
         Section 7.7  Public Announcements ................................   54
         Section 7.8  Rule 145 Affiliates .................................   54
         Section 7.9  Employee Agreements and Work-Force Matters ..........   55
         Section 7.10  Employee Benefit Plans .............................   55
         Section 7.11  Incentive, Stock and Other Plans ...................   60
         Section 7.12  Indebtedness .......................................   61
         Section 7.13  No Solicitations ...................................   62
         Section 7.14  Company Board of Directors .........................   63
         Section 7.15  Company Officers ...................................   63
         Section 7.16  Employment Contracts ...............................   64
         Section 7.17  Transition Management ..............................   64
         Section 7.18  Expenses ...........................................   64
         Section 7.19  Further Assurances .................................   64
ARTICLE VIII CONDITIONS ...................................................   65
         Section 8.1  Conditions to Each Party's Obligations to Effect
                 the Merger ...............................................   65
         Section 8.2  Conditions to Obligations of WeCo and WNG to Effect
                 the Merger ...............................................   66
         Section 8.3  Conditions to Obligations of Puget to Effect the
                 Merger ...................................................   68
ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER .............................   69
         Section 9.1  Termination .........................................   69
         Section 9.2  Effect of Termination ...............................   72
         Section 9.3  Termination Fee; Expenses ...........................   72
         Section 9.4  Amendment ...........................................   74
         Section 9.5  Waiver ..............................................   74
ARTICLE X  GENERAL PROVISIONS .............................................   75
         Section 10.1  Nonsurvival of Representations, Warranties,
                 Covenants and Agreements .................................   75
         Section 10.2  Brokers ............................................   75
         Section 10.3  Notices ............................................   75
         Section 10.4  Miscellaneous ......................................   77
         Section 10.5  Interpretation .....................................   77
         Section 10.6  Counterparts; Effect ...............................   78


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
         Section 10.7  Parties in Interest.............................  78
         Section 10.8  Remedies........................................  78



Exhibit 1.3     Form of Amendment to Amended and Restated Articles of
                Incorporation of the Company and Certificate of Designation relating to New Series II Preferred Stock and New Series III Preferred Stock

Exhibit 7.8     Form of Affiliate Agreement

Exhibit 7.16.1  Employment Agreement between the Company and Richard
                R. Sonstelie

Exhibit 7.16.2  Employment Agreement between the Company and William
                P. Vititoe

Exhibit A       Puget Stock Option Agreement

Exhibit B       WeCo Stock Option Agreement

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                             Index of Defined Terms

Term                                                                         Page
----                                                                         ----
1935 Act ..................................................................    8
affiliate .................................................................   24
Affiliate Agreement .......................................................   54
Agreement .................................................................    1
Business Combination ......................................................   70
Certificates ..............................................................    5
Closing ...................................................................    7
Closing Agreement .........................................................   16
Closing Date ..............................................................    7
Code ......................................................................    1
Company ...................................................................    1
Company Common Stock ......................................................    3
Company Preferred Stock ...................................................    4
Company Shares ............................................................    5
Company Stock Plan ........................................................   58
Confidentiality Agreement .................................................   49
control ...................................................................   24
Converted Shares ..........................................................    5
Disclosure Schedules ......................................................   53
Effective Time ............................................................    2
Environmental Claim .......................................................   22
Environmental Laws ........................................................   23
Environmental Permits .....................................................   21
Exchange Act ..............................................................   12
Exchange Agent ............................................................    5
FERC ......................................................................   12
Final Order ...............................................................   66
GAAP ......................................................................   13
Governmental Authority ....................................................   11
Hazardous Materials .......................................................   23
HSR Act ...................................................................   50
Indemnified Party .........................................................   52
Initial Termination Date ..................................................   69
IRS .......................................................................   17
Joint Proxy Statement/Prospectus ..........................................   14
joint venture .............................................................    9
Merger ....................................................................    2

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
New Series II Preferred Stock .............................................    4
New Series III Preferred Stock ............................................    4
NYSE ......................................................................    7
Puget .....................................................................    1
Puget Disclosure Schedule .................................................   53
Puget Financial Statements ................................................   30
Puget Joint Ventures ......................................................   27
Puget Material Adverse Effect .............................................   26
Puget Preferred Stock .....................................................   27
Puget Required Consents ...................................................   28
Puget Required Statutory Approvals ........................................   28
Puget Rights Agreement ....................................................    3
Puget SEC Reports .........................................................   29
Puget Shareholders' Approval ..............................................   39
Puget Special Meeting .....................................................   51
Puget Stock Option Agreement ..............................................    1
Puget Subsidiaries ........................................................   26
Ratio .....................................................................    3
Registration Statement ....................................................   14
Representatives ...........................................................   48
Rights ....................................................................    3
SEC .......................................................................   12
Securities Act ............................................................   12
Shareholder Disapproval ...................................................   73
subsidiary ................................................................    8
Target Party ..............................................................   73
Task Force ................................................................   64
Tax Return ................................................................   14
Tax Ruling ................................................................   16
Taxes .....................................................................   14
Three-Year Period .........................................................   78
Violation .................................................................   11
WBCA ......................................................................    2
WeCo ......................................................................    1
WeCo Common Shareholders' Approval ........................................   24
WeCo Common Stock .........................................................    3
WeCo Disclosure Schedule ..................................................   53
WeCo Dissenting Common Shares .............................................    4
WeCo Dissenting Shares ....................................................    5
WeCo Financial Statements .................................................   13
WeCo Joint Venture ........................................................    9

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
WeCo Material Adverse Effect ..............................................    8
WeCo Preferred Stock ......................................................    9
WeCo Required Consents ....................................................   11
WeCo Required Statutory Approvals .........................................   11
WeCo SEC Reports ..........................................................   13
WeCo Special Meetings .....................................................   51
WeCo Stock Option Agreement ...............................................    1
WeCo Stock Plans ..........................................................   60
WeCo/Puget Merger .........................................................    2
WeCo/WNG/Puget Merger .....................................................    2
WNG .......................................................................    1
WNG Common Stock ..........................................................    3
WNG Dissenting Preferred Shares ...........................................    5
WNG Preferred Shareholders' Approval ......................................   24
WNG Series II Preferred Stock .............................................    4
WNG Series III Preferred Stock ............................................    4
WNG Subsidiaries ..........................................................    8
WUTC ......................................................................    8

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

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER, dated as of October 18, 1995 (this "Agreement"), by and among Puget Sound Power & Light Company, a Washington corporation ("Puget," and after the Effective Time (as defined below), the "Company"), Washington Energy Company, a Washington corporation ("WeCo"), and Washington Natural Gas Company, a Washington corporation and a wholly owned subsidiary of WeCo ("WNG").

       WHEREAS, Puget, WeCo and WNG have determined to engage in a business combination as peer firms in a merger of equals;

       WHEREAS, in furtherance thereof the respective Boards of Directors of Puget, WeCo and WNG, and WeCo as the sole holder of all outstanding shares of common stock of WNG, have approved the merger of WeCo and WNG (or in certain circumstances described herein, the merger of WeCo only) with and into Puget, and the change of Puget's corporate name to a name to be chosen by mutual agreement of the parties, all pursuant to the terms and conditions set forth in this Agreement;

       WHEREAS, the Board of Directors of Puget has approved and Puget has executed an agreement with WeCo in the form of Exhibit A (the "Puget Stock Option Agreement") and the Board of Directors of WeCo has approved and WeCo has executed an agreement with Puget in the form of Exhibit B (the "WeCo Stock Option Agreement") whereby each of Puget and WeCo, respectively, has granted to the other an option to purchase shares of its common stock on the terms and conditions provided in such agreement; and

       WHEREAS, for federal income tax purposes, it is intended that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

       NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1  THE MERGER

       (a) WeCo/WNG/Puget Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), each of WeCo and WNG shall be merged with and into Puget (the "WeCo/WNG/Puget Merger"), and the separate corporate existence and organization of each of WeCo and WNG shall thereupon cease as and to the extent provided in Section 23B.11.060 of the Washington Business Corporation Act (the "WBCA").

       (b) WeCo/Puget Merger. Notwithstanding Section 1.1(a), if at the WeCo Special Meetings (as defined in Section 7.4), the WeCo Common Shareholders' Approval (as defined in Section 4.13) has been obtained but the WNG Preferred Shareholders' Approval (as defined in Section 4.13) has not been obtained, then upon the terms and subject to the conditions of this Agreement, at the Effective Time, only WeCo shall be merged with and into Puget (the "WeCo/Puget Merger") and the separate corporate existence and organization of WeCo shall thereupon cease as and to the extent provided in Section 23B.11.060 of the WBCA. As used in this Agreement, the term "Merger" shall refer to the WeCo/WNG/Puget Merger or the WeCo/Puget Merger, as applicable.

       (c) Surviving Corporation. Puget shall be the surviving corporation in the Merger, the corporate name of Puget shall be changed to a name to be chosen by mutual agreement of the parties, and the Company shall continue its existence under the provisions of the WBCA.

SECTION 1.2  EFFECTIVE TIME OF THE MERGER

       On the Closing Date (as defined in Section 3), articles of merger shall be executed by the parties to the Merger and filed with the Secretary of State of the State of Washington pursuant to the WBCA. The Merger shall become effective at the time specified in the articles of merger as so filed, such time being herein called the "Effective Time."

SECTION 1.3  ARTICLES OF INCORPORATION

       The Articles of Incorporation of Puget shall as of the Effective Time be amended as set forth in Exhibit 1.3, and such Articles of Incorporation as so amended

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

shall be the Articles of Incorporation of the Company after the Effective Time until duly amended.

SECTION 1.4  EFFECTS OF MERGER

       The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

                                   ARTICLE II

                              CONVERSION OF SHARES

SECTION 2.1  EFFECT OF MERGER ON CAPITAL STOCK

       At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of WeCo, WNG, Puget or the Company:

       (a) Cancellation of Certain WeCo Common Stock. Each share of WeCo Common Stock (as defined in Section 2.1(b)) that is owned by direct or indirect subsidiaries of WeCo or by Puget or any of its direct or indirect subsidiaries shall be cancelled and cease to exist.

       (b) Conversion of WeCo Common Stock. Each issued and outstanding share of Common Stock of WeCo, par value $5 per share (the "WeCo Common Stock"), other than WeCo Dissenting Common Shares (as defined in Section 2.2(a)) and shares cancelled pursuant to Section 2.1(a), shall be converted into the right to receive 0.86 (the "Ratio") fully paid and nonassessable shares of Common Stock, stated value $10 per share, of the Company (the "Company Common Stock"), together with the associated purchase rights (the "Rights") under the Rights Agreement between Puget and The Chase Manhattan Bank, N.A. dated as of January 15, 1991, as amended (the "Puget Rights Agreement"). Upon such conversion, all such shares of WeCo Common Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock and Rights to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3.

       (c) Cancellation of WNG Common Stock. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each share of Common Stock, par value $5 per share, of WNG (the "WNG Common Stock") shall be cancelled and cease to exist.

       (d) Conversion of WNG Preferred Stock. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each issued and outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share (the "WNG Series II Preferred Stock"), other than WNG Dissenting Preferred Shares (as defined in
Section 2.2(b)), shall be converted into the right to receive one fully paid and nonassessable share of a series of 7.45% preferred stock of the Company (the "New Series II Preferred Stock") with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) to the cancelled series of WNG Series II Preferred Stock. The rights and preferences of the New Series II Preferred Stock are set forth in the form of Certificate of Designation attached in Exhibit 1.3. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each issued and outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "WNG Series III Preferred Stock"), other than WNG Dissenting Preferred Shares, shall be converted into the right to receive one fully paid and nonassessable share of a series of 8.50% preferred stock of the Company (the "New Series III Preferred Stock") with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) to the cancelled series of WNG Series III Preferred Stock. The rights and preferences of the New Series III Preferred Stock are set forth in the form of Certificate of Designation attached in Exhibit 1.3. Upon such conversion, all such shares of WNG Series II Preferred Stock and WNG Series III Preferred Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Series II Preferred Stock and New Series III Preferred Stock, as the case may be (collectively, the "Company Preferred Stock"), to be issued in consideration therefor upon surrender of such certificate in accordance with
Section 2.3.

SECTION 2.2  DISSENTING SHARES

       (a) WeCo Dissenting Common Shares. Shares of WeCo Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under
Section 23B.13.020 of the WBCA (the "WeCo Dissenting Common Shares") shall not be converted into the right to receive Company Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the WBCA, unless and until the right of such holder to receive fair cash value for such WeCo Dissenting Common Shares terminates in accordance with Section 23B.13.020 of the WBCA. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be WeCo Dissenting Common Shares and shall be converted into and represent the right to receive Company Common Stock as provided in Section 2.1(b).

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

       (b) WNG Dissenting Preferred Shares. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, shares of WNG Series II Preferred Stock or WNG Series III Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 23B.13.020 of the WBCA (the "WNG Dissenting Preferred Shares" and, together with the WeCo Dissenting Common Shares, the "WeCo Dissenting Shares") shall not be converted into the right to receive Company Preferred Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the WBCA, unless and until the right of such holder to receive fair cash value for such WNG Dissenting Preferred Shares terminates in accordance with
Section 23B.13.020 of the WBCA. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be WNG Dissenting Preferred Shares and shall be converted into and represent the right to receive Company Preferred Stock as provided in Section 2.1(d).

SECTION 2.3  EXCHANGE OF CERTIFICATES

       (a) Deposit With Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to Puget and WeCo (the "Exchange Agent") certificates representing shares of Company Common Stock and Company Preferred Stock, if applicable, required to effect the exchanges referred to in Section 2.1, together with cash payable in respect of fractional shares pursuant to Section 2.3(d).

       (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of WeCo Common Stock or WNG Preferred Stock, if applicable (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Company Common Stock (and associated Rights) or Company Preferred Stock, if applicable (together, the "Company Shares") pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Company Shares and Rights (as applicable). Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of Puget and WeCo), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and Rights (as applicable) which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Puget, WeCo or WNG, as the case may be, a certificate representing the proper number of Company Shares and Rights (as applicable) may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as the Company or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares and Rights (as applicable) into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Shares and Rights (as applicable) and cash in lieu of any fractional shares of Company Common Stock as contemplated by this Section 2.3.

       (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d), until the holder of record of such Certificate shall surrender such Certificate as contemplated by Section 2.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

       (d) No Fractional Securities. Notwithstanding any other provision of this Agreement, the Company shall not issue any fractional share of Company Common Stock upon the surrender for exchange of Certificates. In lieu of any such fractional

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

shares, any holder of WeCo Common Stock who would otherwise have been entitled to a fractional share of Company Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Puget Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day on which Puget Common Stock was traded on the NYSE, without any interest thereon.

       (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of Puget and WeCo (and, if pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is to be effected, WNG) shall be closed and no transfer of any capital stock of Puget or WeCo (or, if pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is to be effected, WNG) shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company for registration of transfer, they shall be cancelled and exchanged for certificates representing the appropriate Company Shares and Rights (if applicable) as provided in Section 2.1 and Section 2.3(b).

       (f) Termination of Duties of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to
Section 2.3(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Company for payment of any funds to which any holder may be entitled, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE III

                                   THE CLOSING

SECTION 3  CLOSING

       The closing (the "Closing") of the Merger shall take place at the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington 98101 at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and date and place as Puget and WeCo shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF WECO AND WNG

       WeCo and WNG jointly and severally represent and warrant to Puget as follows:

SECTION 4.1  ORGANIZATION AND QUALIFICATION

       Except as set forth in Section 4.1 of the WeCo Disclosure Schedule (as defined in Section 7.6(i)), each of WeCo, WNG and the other WNG Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and, in the case of WNG, has been duly authorized by all necessary approvals and orders of the Washington Utilities and Transportation Commission (the "WUTC"), to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of WeCo, WNG and the other WNG Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "WeCo Material Adverse Effect"). As used in this Agreement, (a) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of any class of the outstanding voting securities or equity and (b) the term "WNG Subsidiaries" means WNG and all other subsidiaries of WeCo.

SECTION 4.2  SUBSIDIARIES

       Section 4.2 of the WeCo Disclosure Schedule sets forth a description as of the date hereof of all WNG Subsidiaries and WeCo Joint Ventures (as defined below), including the name of each such entity, the jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and WeCo's interest therein. Except for WNG and as set forth in Section 4.2 of the WeCo Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2 (a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively.

Except as set forth in Section 4.2 of the WeCo Disclosure Schedule, all of the issued and outstanding shares of capital stock of each WNG Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by WeCo free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, (a) the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity, and (b) the term "WeCo Joint Venture" shall mean any joint venture of WeCo or a WNG Subsidiary.

SECTION 4.3  CAPITALIZATION

       (a) WeCo. The authorized capital stock of WeCo consists of 50,000,000 shares of WeCo Common Stock, 200,000 shares of preferred stock, $100 par value per share, and 800,000 shares of preferred stock, $25 par value per share (such preferred stock being referred to herein in the aggregate as the "WeCo Preferred Stock"). As of the close of business on October 16, 1995, 24,070,153 shares of WeCo Common Stock were issued and outstanding, and no shares of WeCo Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of WeCo are, and any shares of WeCo Common Stock issued pursuant to the WeCo Stock Option Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(a) of the WeCo Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WeCo or any WNG Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WeCo or obligating WeCo or any WNG Subsidiary to grant, extend or enter into any such agreement or commitment, other than under the WeCo Stock Option Agreement.

       (b) WNG. The authorized capital stock of WNG consists of 25,000,000 shares of WNG Common Stock, 1,000,000 shares of preferred stock, $100 par value per share ("WNG $100 Preferred Stock"), and 4,000,000 shares of preferred stock, $25 par value per share ("WNG $25 Preferred Stock"). As of the close of business on October 16, 1995, (i) 10,982,119 shares of WNG Common Stock were issued and outstanding, (ii) 3,600,000 shares of WNG $25 Preferred Stock were issued and outstanding, consisting of 2,400,000 shares of WNG Series II Preferred Stock and 1,200,000 shares of WNG Series III Preferred Stock, and (iii) no shares of WNG $100 Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of WNG are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(b) of the WeCo Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WeCo or any WNG Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, the capital stock of WNG or obligating WeCo or any WNG Subsidiary to grant, extend or enter into any such agreement or commitment.

SECTION 4.4  AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

       (a) Authority. Each of WeCo and WNG has all requisite power and authority to enter into this Agreement and the WeCo Stock Option Agreement, and, subject to the applicable WeCo Shareholders' Approval (as defined in Section 4.13) (in the case of this Agreement only) and the applicable WeCo Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the WeCo Stock Option Agreement, and the consummation by WeCo and WNG of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of WeCo and WNG, subject in the case of this Agreement to obtaining the applicable WeCo Shareholders' Approval. Each of this Agreement and the WeCo Stock Option Agreement has been duly and validly executed and delivered by WeCo and WNG and, assuming the due authorization, execution and delivery hereof and thereof by Puget, constitutes the valid and binding obligation of each of WeCo and WNG enforceable against each of them in accordance with its terms.

       (b) Noncontravention. Except as set forth in Section 4.4(b) of the WeCo Disclosure Schedule, the execution and delivery of this Agreement by WeCo and

WNG and of the WeCo Stock Option Agreement by WeCo do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to WeCo, any WNG Subsidiary or any WeCo Joint Venture; such term when used in Article V having a correlative meaning with respect to Puget, any Puget Subsidiary or any Puget Joint Venture) of WeCo or any WNG Subsidiary or WeCo Joint Venture pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of WeCo or any WNG Subsidiary, (ii) subject to obtaining the WeCo Required Statutory Approvals and the receipt of the WeCo Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to WeCo or any WNG Subsidiary or WeCo Joint Venture or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the WeCo Disclosure Schedule (the "WeCo Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WeCo or any WNG Subsidiary or any WeCo Joint Venture is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a WeCo Material Adverse Effect.

       (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority"), the failure to obtain, make or give which would have, in the aggregate, a WeCo Material Adverse Effect, is necessary for the execution and delivery of this Agreement by WeCo and WNG or the WeCo Stock Option Agreement by WeCo or the consummation by WeCo and WNG of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the WeCo Disclosure Schedule (the "WeCo Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such WeCo Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

       (d) Compliance. Except as set forth in Section 4.4(d) or 4.11 of the WeCo Disclosure Schedule or as disclosed in the WeCo SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither WeCo nor any WNG Subsidiary nor, to the knowledge of WeCo or WNG, any WeCo Joint Venture, is in violation of or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a WeCo Material Adverse Effect. Except as set forth in
Section 4.4(d) of the WeCo Disclosure Schedule or in Section 4.11 of the WeCo Disclosure Schedule, WeCo and the WNG Subsidiaries and WeCo Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a WeCo Material Adverse Effect. Except as set forth in Section 4.4(d) of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a WeCo Material Adverse Effect.

SECTION 4.5  REPORTS AND FINANCIAL STATEMENTS

       Since January 1, 1990, the filings required to be made by WeCo and the WNG Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Washington laws and regulations, the Natural Gas Act or the 1935 Act have been filed with the Securities and Exchange Commission (the "SEC"), the WUTC or the Federal Energy Regulatory Commission (the "FERC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. WeCo has made available to

Puget a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by WeCo or WNG with the SEC since January 1, 1991 ( the "WeCo SEC Reports"). As of their respective dates, the WeCo SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of WeCo and WNG included in the WeCo SEC Reports (collectively, the "WeCo Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of WeCo and WNG, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and Bylaws of WeCo and WNG, as in effect on the date hereof, have been delivered to Puget.

SECTION 4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS

       Except as disclosed in the WeCo SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the WeCo Disclosure Schedule, from September 30, 1994 through the date hereof, (a) each of WeCo, WNG and the other WNG Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a WeCo Material Adverse Effect.

SECTION 4.7  LITIGATION

       Except as disclosed in the WeCo SEC Reports filed prior to the date hereof or as set forth in Section 4.7, 4.9 or 4.11 of the WeCo Disclosure Schedule, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of WeCo or WNG, threatened, nor are there, to the knowledge of WeCo or WNG, any material investigations or reviews pending or threatened against, relating to or affecting WeCo, any WNG Subsidiary or any WeCo Benefit Plan, (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WeCo or any WNG Subsidiary, and (c) there have not been any material developments since June 30, 1995 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

SECTION 4.8  REGISTRATION STATEMENT AND PROXY STATEMENT

       None of the information supplied or to be supplied by or on behalf of WeCo or WNG for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock and Company Preferred Stock, if applicable, in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy and information statement in definitive form relating to the meetings of the shareholders of Puget, WeCo and WNG to be held in connection with the Merger and the prospectus relating to the Company Common Stock and Company Preferred Stock, if applicable, to be issued in the Merger (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

SECTION 4.9  TAX MATTERS

       "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all income, sales, use, ad valorem, transfer, gains, profits, excise, franchise, property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, social security, unemployment, environmental or withholding taxes or charges imposed by any Governmental Authority, and includes any interest, fines and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes WeCo or any of the WNG Subsidiaries on the one hand, or Puget or any of its subsidiaries on the other hand.

       Except as set forth in Section 4.9 of the WeCo Disclosure Schedule:

       (a) Filing of Timely Tax Returns. WeCo and each of the WNG Subsidiaries have filed all material Tax Returns required to be filed by each of them with the appropriate Governmental Authority. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

       (b) Payment of Taxes; Reserves. WeCo and each of the WNG Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken. WeCo and each of the WNG Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

       (c) Tax Liens. There are no material Tax liens upon the assets of WeCo or any of the WNG Subsidiaries except liens for Taxes not yet due.

       (d) Withholding Taxes. WeCo and each of the WNG Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6050P of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

       (e) Extensions of Time for Filing Tax Returns. Neither WeCo nor any WNG Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

       (f) Waivers of Statute of Limitations. Neither WeCo nor any WNG Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

       (g) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all U.S. federal and state Tax Returns of WeCo and each WNG Subsidiary or such Tax Returns have been examined by the appropriate Governmental Authorities for all periods through the date hereof. No deficiency for any material Taxes has been proposed, asserted or assessed against WeCo or any of the WNG Subsidiaries by any Governmental Authorities that has not been resolved and paid in full.

       (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WeCo or any of the WNG Subsidiaries.

       (i) Powers of Attorney. No power of attorney currently in force has been granted by WeCo or any of the WNG Subsidiaries concerning any Tax matter.

       (j) Tax Rulings. Neither WeCo nor any WNG Subsidiary has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a Governmental Authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a Governmental Authority relating to Taxes.

       (k) Availability of Tax Returns. WeCo and the WNG Subsidiaries have made available to Puget complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by WeCo or any of the WNG Subsidiaries, (ii) all audit reports received from any Governmental Authority relating to any Tax Return filed by WeCo or any of the WNG Subsidiaries and (iii) any Closing Agreements entered into by WeCo or any of the WNG Subsidiaries with any Governmental Authority.

       (l) Tax Sharing Agreements. No agreements relating to allocating or sharing of Taxes exist between or among WeCo and any of the WNG Subsidiaries.

       (m) Section 341(f) of the Code. Neither WeCo nor any WNG Subsidiary has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by WeCo or any WNG Subsidiary.

       (n) Section 168 of the Code. No property of WeCo or any WNG Subsidiary is property that WeCo or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

       (o) Section 481 of the Code. Neither WeCo nor any WNG Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by WeCo or any WNG Subsidiary, and to the best of the knowledge of WeCo or WNG, the Internal

Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

       (p) Sections 6661 and 6662 of the Code. All transactions that could give rise to a material understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of WeCo and the WNG Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

       (q) Jurisdiction. No claim has been made by a governmental entity in any jurisdiction where either WeCo or any WNG Subsidiary does not file any Tax Returns that such non-filing entity is or may be subject to taxation by that jurisdiction.

       (r) U.S. Real Property Holding Company. Neither WeCo nor any WNG Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

       (s) Liability for Others. Neither WeCo nor any WNG Subsidiary has any liability for Taxes of any person other than WeCo and any WNG Subsidiary (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law) as a transferee or successor, (ii) by contract or
(iii) otherwise.

SECTION 4.10  EMPLOYEE MATTERS; ERISA

       (a) Benefit Plans. Section 4.10(a) of the WeCo Disclosure Schedule contains a true and complete list of each material employee benefit plan, fund, program, contract or arrangement covering employees, former employees or directors of WeCo and each of the WNG Subsidiaries or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which WeCo or any of the WNG Subsidiaries has or could have any liability, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and specifically including, but not limited to, each material retirement, pension, multi-employer, profit sharing, stock bonus, savings, thrift, bonus, cafeteria, medical, health, hospitalization, dental, vision, welfare, life insurance, disability, accident insurance, group insurance, tuition reimbursement, medical expense reimbursement, dependent care expense reimbursement plan or program, executive or deferred compensation plan or contract, stock purchase, stock option or stock appreciation rights plan or arrangement, severance or change in control agreement or plan, and employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) of WeCo or any of the WNG Subsidiaries (individually, a "WeCo Benefit Plan," and collectively, the "WeCo Benefit Plans").

       (b) Documents Made Available. Each of WeCo and WNG has made available to Puget a true and correct copy of each collective bargaining agreement to which WeCo or any of the WNG Subsidiaries is a party or under which WeCo or any of the WNG Subsidiaries has obligations and, with respect to each WeCo Benefit Plan, where applicable, true and correct copies of (i) such WeCo Benefit Plan, (ii) the annual reports (Form 5500 series) filed with the Internal Revenue Service (the "IRS") for the last three years with respect to such WeCo Benefit Plan (to the extent required to be filed), (iii) the most recent summary plan description (together with any applicable summaries of material modifications) and most recent material employee manuals distributed with respect to such WeCo Benefit Plan, (iv) each trust agreement (or group annuity contract), including all amendments to each such document, related to such WeCo Benefit Plan, (v) the most recent determination letter from the IRS with respect to the qualified status of such WeCo Benefit Plan (provided such WeCo Benefit Plan is intended to be qualified under Section 401(a) of the Code) and (v) the most recent actuarial report or valuation, if any, for such WeCo Benefit Plan.

       (c) Compliance. Except as set forth in Section 4.10(c) of the WeCo Disclosure Schedule, with respect to each WeCo Benefit Plan, WeCo and each of the WNG Subsidiaries have at all times been in compliance in all material respects with, and each WeCo Benefit Plan has at all times been maintained and operated in all material respects in compliance with, the terms of such WeCo Benefit Plan and all applicable laws, rules and regulations governing such WeCo Benefit Plan, including, but not limited to, ERISA and the Code.

       (d) Qualified Plans. Except as set forth in Section 4.10(d) of the WeCo Disclosure Schedule, each WeCo Benefit Plan that is intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined to be so qualified (and a determination letter to that effect has been issued) by the IRS, and, to the best knowledge of WeCo or WNG, no circumstances exist that have or are likely to adversely affect, or result in the revocation of, such determination.

       (e) Welfare Plans. Except as set forth in Section 4.10(e) of the WeCo Disclosure Schedule, none of the WeCo Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of WeCo, any of the WNG Subsidiaries or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Title I of ERISA.

       (f) Contributions. Except as set forth in Section 4.10(f) of the WeCo Disclosure Schedule, all material contributions and other payments required to have been made by WeCo or any of the WNG Subsidiaries (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any WeCo Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such payment or contribution obligation that is not yet due has been properly reflected in the WeCo Financial Statements.

       (g) Funded Status of Plans. Except as set forth in Section 4.10(g) of the WeCo Disclosure Schedule, the fair market value, as of the date hereof, of the assets held by each WeCo Benefit Plan that is subject to the requirements of
Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA is not materially less than the present value of the accumulated benefit obligations (determined as of the date hereof) of the participants and beneficiaries under such WeCo Benefit Plan, based on the actuarial methods, tables and assumptions heretofore utilized by such WeCo Benefit Plan's actuary to determine such WeCo Benefit Plan's funded status. None of the WeCo Benefit Plans that are subject to
Section 412 of the Code or Section 302 of ERISA has ever incurred an "accumulated funding deficiency" (as defined in such Code and ERISA sections).

       (h) Termination or Withdrawal Liability. Except as set forth in Section 4.10(h) of the WeCo Disclosure Schedule, the termination of, or withdrawal from, any WeCo Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA by WeCo, any of the WNG Subsidiaries or any WeCo ERISA Affiliate has not subjected, and will not subject, WeCo or any of the WNG Subsidiaries to any material liability to any Governmental Authority, corporation or other person or entity (including, but not limited to, such plan or the Pension Benefit Guaranty Corporation (the "PBGC")) and has not resulted, and will not result, in the imposition of a material lien under Title IV of ERISA against the assets of WeCo or any of the WNG Subsidiaries. "WeCo ERISA Affiliate" means any entity, whether or not incorporated, that is or has ever been considered as a single employer together with WeCo or any of the WNG Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

       (i) Liabilities. Except as set forth in Section 4.10(i) of the WeCo Disclosure Schedule, with respect to the WeCo Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of WeCo or WNG, there exists no condition or set of circumstances that could subject WeCo or any of the WNG Subsidiaries, or any director, officer, or employee of WeCo or any of the WNG Subsidiaries, to any material fine, penalty, tax or liability (including, without limitation, any liability to any such plan or the PBGC), whether pursuant to any agreement, instrument, indemnification obligation, statute, regulation or rule of law, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC.

       (j) Payments Resulting From Merger. Except as set forth in Section 7.11 or in Section 4.10(j) of the WeCo Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) material payment (whether of severance pay or otherwise) becoming due from the Company, WeCo or any of the WNG Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) material benefit under any WeCo Benefit Plan being established or becoming accelerated, vested or payable or (iii) payment of "excess parachute payments" within the meaning of Section 280G of the Code under any contract or arrangement to which WeCo or any WNG Subsidiary is a party.

       (k) Other Binding Commitments. Except as set forth in Section 4.10(k) of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create any plan, fund, program, contract or arrangement not identified in Section 4.10(a) of the WeCo Disclosure Schedule or to modify or amend any of the existing WeCo Benefit Plans.

       (l) Labor Agreements. Except as disclosed in the WeCo SEC Reports or as set forth in Section 4.10(l) of the WeCo Disclosure Schedule, (i) neither WeCo nor any WNG Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best knowledge of WeCo or WNG, there is no current union representation election or controversy involving employees of WeCo or any of the WNG Subsidiaries, nor does WeCo or WNG know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against WeCo or any of the WNG Subsidiaries pending, or to the best knowledge of WeCo or WNG, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against WeCo or any of the WNG Subsidiaries pending, or to the best knowledge of WeCo or WNG, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of WeCo or WNG, threatened, against or involving WeCo or any of the WNG Subsidiaries; (vi) WeCo and the WNG Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of WeCo or WNG, threatened, in respect of which any director, officer, employee or agent of WeCo or any of the WNG Subsidiaries is or may be entitled to claim indemnification from WeCo or any of the WNG Subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the Indemnification Agreements listed on Section 4.10(l) of the WeCo Disclosure Schedule.

SECTION 4.11  ENVIRONMENTAL PROTECTION

       Except as set forth in Section 4.11 of the WeCo Disclosure Schedule:

       (a) Compliance. Each of WeCo and each WNG Subsidiary is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined). Neither WeCo nor any WNG Subsidiary has received any written, or, to the knowledge of appropriate officers of WeCo and WNG, upon diligent review, oral communication from any person or Governmental Authority that alleges that WeCo or any WNG Subsidiary is not in compliance in all material respects with applicable Environmental Laws.

       (b) Environmental Permits. Each of WeCo and each WNG Subsidiary has obtained or has applied for all material environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WeCo and the WNG Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and are not required to make any material expenditure in order to obtain or renew any Environmental Permit.

       (c) Environmental Claims. There is no material Environmental Claim (as hereinafter defined) pending (i) against WeCo or any of the WNG Subsidiaries or WeCo Joint Ventures or (ii) to the best knowledge of appropriate officers of WeCo and WNG, upon diligent review, (x) against any person or entity whose liability for any Environmental Claim WeCo or any WNG Subsidiary or WeCo Joint Venture has or may have retained or assumed either contractually or by operation of law or (y) against any real or personal property or operations which WeCo or any WNG Subsidiary or WeCo Joint Venture owns, leases or manages, in whole or in part.

       (d) Releases. Neither WeCo nor WNG has knowledge of any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against WeCo or any WNG Subsidiary or WeCo Joint Venture, or against any person or entity whose liability for any Environmental Claim WeCo or any of the WNG Subsidiaries or WeCo Joint Ventures has or may have retained or assumed either contractually or by operation of law.

       (e) Predecessors. Neither WeCo nor WNG has knowledge, with respect to any predecessor of WeCo or any WNG Subsidiary or WeCo Joint Venture, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

       (f) Disclosure. To the best knowledge of WeCo or WNG, WeCo and WNG have disclosed to Puget all material facts which WeCo or WNG reasonably believes are likely to form the basis of a material Environmental Claim arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current remediation costs or remediation costs that insofar as reasonably can be foreseen could be required in the future or (iii) any other material environmental matter affecting WeCo or any of the WNG Subsidiaries.

       (g) As used in this Agreement:

           (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by WeCo or any WNG Subsidiary or WeCo Joint Venture (for purposes of this Section 4.11), or by Puget or any Puget Subsidiary or Puget Joint Venture (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

           (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

           (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which WeCo or any WNG Subsidiary or WeCo Joint Venture operates (for purposes of this Section 4.11) or in which Puget or any Puget Subsidiary or Puget Joint Venture operates (for purposes of Section 5.11).

           (iv) "Releases" means any release, spill, emission, leakage, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

SECTION 4.12  REGULATION AS A UTILITY

       WNG is regulated as a public utility in the state of Washington and in no other state. Except as set forth in Section 4.12 of the WeCo Disclosure Schedule or in the preceding sentence, neither WeCo nor any "subsidiary company" or "affiliate" of WeCo or of WNG is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. WeCo is an exempt holding company under Section 3(a) (1) of the 1935 Act. Schedule 4.12 of the WeCo Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of WeCo which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

SECTION 4.13  VOTE REQUIRED

       The approval of the Merger by (a) in the case of the WeCo/WNG/Puget Merger, if applicable, (i) two-thirds of all votes entitled to be cast by all holders of WeCo Common Stock (the "WeCo Common Shareholders' Approval"), (ii) two-thirds of all votes entitled to be cast by WeCo as the sole holder of WNG Common Stock (the "WNG Common Shareholder Approval") and (iii) two-thirds of all votes entitled to be cast by all holders of WNG Series II Preferred Stock and WNG Series III Preferred Stock, each voting separately as a class (collectively, the "WNG Preferred Shareholders' Approval" and together with the WeCo Common Shareholders' Approval and the WNG Common Shareholder Approval, collectively referred to as the "WeCo Shareholders' Approval") and (b) in the case of the WeCo/Puget Merger, if applicable, the WeCo Common Shareholders' Approval are the only votes of the holders of any class or series of the capital stock of WeCo or WNG required to approve this Agreement, the Merger and the other transactions contemplated hereby. This Agreement and the transactions contemplated hereby, including the Merger, have been approved by WeCo as the sole holder of WNG Common Stock.

SECTION 4.14  ACCOUNTING MATTERS

       Neither WeCo nor any of the WNG Subsidiaries nor, to WeCo's or WNG's best knowledge, any of their affiliates have, through the date of this Agreement, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement, except where specifically otherwise defined, "affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

SECTION 4.15  APPLICABILITY OF CERTAIN WASHINGTON LAW

       Assuming the representation and warranty of Puget made in Section 5.18 is correct, neither the business combination provisions of Chapter 23B.19 of the WBCA, the "interested shareholder" provisions of Section 23B.17.020 of the WBCA or any similar provisions of the WBCA nor the Articles of Incorporation or Bylaws of WeCo or WNG are applicable to the transactions contemplated by this Agreement or the WeCo Stock Option Agreement.

SECTION 4.16  OPINION OF FINANCIAL ADVISOR

       WeCo has received the opinion of Goldman, Sachs & Co., on the date hereof, to the effect that, as of the date hereof, the Ratio is fair to the holders of WeCo Common Stock.

SECTION 4.17  INSURANCE

       Except as set forth in Section 4.17 of the WeCo Disclosure Schedule, each of WeCo and each WNG Subsidiary is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses conducted by WeCo and the WNG Subsidiaries during such time period. Except as set forth in Schedule 4.17 of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary has received any notice of cancellation or termination with respect to any material insurance policy of WeCo or any of the WNG Subsidiaries. All insurance policies of WeCo and each of the WNG Subsidiaries are valid and enforceable policies in all material respects.

SECTION 4.18  OWNERSHIP OF PUGET COMMON STOCK

       Except pursuant to the terms of the Puget Stock Option Agreement, WeCo does not "beneficially own" (as such term is defined for purposes of Section 13(d) or the Exchange Act and in the Puget Rights Agreement) any shares of Puget Common Stock.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PUGET

       Puget represents and warrants to WeCo and WNG as follows:

SECTION 5.1  ORGANIZATION AND QUALIFICATION

       Except as set forth in Section 5.1 of the Puget Disclosure Schedule (as defined in Section 7.6(ii)), each of Puget and each Puget Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders of WUTC, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Puget and the Puget Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "Puget Material Adverse Effect"). As used in this Agreement, the term "Puget Subsidiaries" shall mean all subsidiaries of Puget.

SECTION 5.2  SUBSIDIARIES

       Section 5.2 of the Puget Disclosure Schedule sets forth a description as of the date hereof of all Puget Subsidiaries and Puget Joint Ventures (as defined below), including the name of each such entity, the jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and Puget's interest therein. Except as set forth in Section 5.2 of the Puget Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public-utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the Puget Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Puget Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Puget free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "Puget Joint Ventures" shall mean any joint venture of Puget or a Puget Subsidiary.

SECTION 5.3  CAPITALIZATION

       The authorized capital stock of Puget consists of 80,000,000 shares of Puget Common Stock, 3,000,000 shares of $100 preferred stock and 13,000,000 shares of $25 preferred stock (such shares of preferred stock being referred to herein as the "Puget Preferred Stock") and 700,000 shares of preference stock, par value $50 per share. As of the close of business on October 16, 1995, (i) 63,640,861 shares of Puget Common Stock were issued and outstanding, and (ii) 5,890,395 shares of Puget Preferred Stock were issued and outstanding, consisting of 3,000,000 shares of nonredeemable 7.875% $25 Preferred Stock, 2,000,000 shares of nonredeemable Adjustable Rate $25 Series B Preferred Stock, 47,956 shares of redeemable 4.84% $100 Preferred Stock, 56,215 shares of 4.70% $100 Preferred Stock, 36,224 shares of redeemable 8% $100 Preferred Stock, and 750,000 shares of redeemable 7.75% $100 Preferred Stock. All of the issued and outstanding shares of the capital stock of Puget are, and any shares of Puget Common Stock issued pursuant to the Puget Stock Option Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Puget Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Puget or any Puget Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Puget or obligating Puget or any Puget Subsidiary to grant, extend or enter into any such agreement or commitment, other than under the Puget Stock Option Agreement and the Puget Rights Agreement.

SECTION 5.4  AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

       (a) Authority. Puget has all requisite power and authority to enter into this Agreement and the Puget Stock Option Agreement and, subject to the applicable Puget Shareholders' Approval (as defined in Section 5.13) (in the case of this

Agreement only) and the applicable Puget Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Puget Stock Option Agreement, and the consummation by Puget of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Puget, subject in the case of this Agreement to obtaining the applicable Puget Shareholders' Approval. Each of this Agreement and the Puget Stock Option Agreement has been duly and validly executed and delivered by Puget and, assuming the due authorization, execution and delivery hereof and thereof by WeCo and WNG, constitutes the valid and binding obligation of Puget enforceable against it in accordance with its terms.

       (b) Noncontravention. Except as set forth in Section 5.4(b) of the Puget Disclosure Schedule, the execution and delivery of this Agreement and of the Puget Stock Option Agreement by Puget do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in any Violation by Puget or any Puget Subsidiary or any Puget Joint Venture pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Puget or any Puget Subsidiary, (ii) subject to obtaining the Puget Required Statutory Approvals and the receipt of the Puget Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Puget or any Puget Subsidiary or Puget Joint Venture, or any of its respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Puget Disclosure Schedule (the "Puget Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Puget or any Puget Subsidiary or any Puget Joint Venture is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Puget Material Adverse Effect.

       (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority the failure to obtain, make or give which would have, in the aggregate, a Puget Material Adverse Effect, is necessary for the execution and delivery of this Agreement or the Puget Stock Option Agreement by Puget or the consummation by Puget of the transactions contemplated hereby or thereby, except as described in
Section 5.4(c) of the Puget Disclosure Schedule (the "Puget Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Puget Required Statutory Approvals shall mean making such declarations, filings or registrations;

giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

       (d) Compliance. Except as set forth in Section 5.4(d) or 5.11 of the Puget Disclosure Schedule or as disclosed in the Puget SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither Puget nor any Puget Subsidiary nor, to the knowledge of Puget, any Puget Joint Ventures, is in violation of, or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a Puget Material Adverse Effect. Except as set forth in Section 5.4(d) of the Puget Disclosure Schedule or in
Section 5.11 of the Puget Disclosure Schedule, Puget and each of the Puget Subsidiaries and Puget Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a Puget Material Adverse Effect. Except as set forth in Section 5.4(d) of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a Puget Material Adverse Effect.

SECTION 5.5  REPORTS AND FINANCIAL STATEMENTS

       Since January 1, 1990, the filings required to be made by Puget and the Puget Subsidiaries under the Securities Act, the Exchange Act, applicable Washington laws and regulations, the Federal Power Act or the 1935 Act have been filed with the SEC, the WUTC or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Puget has made available to WeCo a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Puget with the SEC since January 1, 1991 (the "Puget SEC Reports"). As of their respective dates, the Puget SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Puget included in the Puget SEC Reports (the "Puget Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present the financial position of Puget as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Incorporation and Bylaws of Puget as in effect on the date hereof have been delivered to WeCo and WNG.

SECTION 5.6  ABSENCE OF CERTAIN CHANGES OR EVENTS

       Except as disclosed in the Puget SEC Reports filed prior to the date hereof or as set forth Section 5.6 of the Puget Disclosure Schedule, from December 31, 1994 through the date hereof (a) each of Puget and each Puget Subsidiary has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Puget Material Adverse Effect.

SECTION 5.7  LITIGATION

       Except as disclosed in the Puget SEC Reports filed prior to the date hereof or as set forth in Section 5.7, 5.9 or 5.11 of the Puget Disclosure Schedule, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of Puget, threatened, nor are there, to the knowledge of Puget, any material investigations or reviews pending or threatened against, relating to or affecting Puget, any Puget Subsidiary or any Puget Benefit Plan and (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Puget or any Puget Subsidiary, and (c) there have not been any material developments since June 30, 1995 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

SECTION 5.8  REGISTRATION STATEMENT AND PROXY STATEMENT

       None of the information supplied or to be supplied by or on behalf of Puget for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement/Prospectus will, at the dates mailed to the shareholders of Puget, WeCo and WNG and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

SECTION 5.9  TAX MATTERS

       Except as set forth in Section 5.9 of the Puget Disclosure Schedule:

       (a) Filing of Timely Tax Returns. Puget and each of the Puget Subsidiaries have filed all material Tax Returns required to be filed by each of them with the appropriate Governmental Authority. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

       (b) Payment of Taxes; Reserves. Puget and each of the Puget Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken. Puget and each of the Puget Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

       (c) Tax Liens. There are no material Tax liens upon the assets of Puget or any of the Puget Subsidiaries except liens for Taxes not yet due.

       (d) Withholding Taxes. Puget and each of the Puget Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6050P of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

       (e) Extensions of Time for Filing Tax Returns. Neither Puget nor any Puget Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

       (f) Waivers of Statute of Limitations. Neither Puget nor any Puget Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

       (g) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all U.S. federal and state Tax Returns of Puget and each Puget Subsidiary or such Tax Returns have been examined by the appropriate Governmental Authorities for all periods through the date hereof. No deficiency for any material Taxes has been proposed, asserted or assessed against Puget or any of the Puget Subsidiaries by any Governmental Authorities that has not been resolved and paid in full.

       (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Puget or any of the Puget Subsidiaries.

       (i) Powers of Attorney. No power of attorney currently in force has been granted by Puget or any of the Puget Subsidiaries concerning any Tax matter.

       (j) Tax Rulings. Neither Puget nor any Puget Subsidiary has received a Tax Ruling or entered into a Closing Agreement that would have a continuing adverse effect after the Closing Date.

       (k) Availability of Tax Returns. Puget and the Puget Subsidiaries have made available to WeCo complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Puget or any of its the Puget Subsidiaries,
(ii) all audit reports received from any Governmental Authority relating to any Tax Return filed by Puget or any of the Puget Subsidiaries and (iii) any Closing Agreement entered into by Puget or any of the Puget Subsidiaries with any Governmental Authority.

       (l) Tax Sharing Agreements. No agreements relating to allocating or sharing of Taxes exist between or among Puget and any of the Puget Subsidiaries.

       (m) Section 341(f) of the Code. Neither Puget nor any Puget Subsidiary has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or have agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Puget or any Puget Subsidiary.

       (n) Section 168 of the Code. No property of Puget or any Puget Subsidiary is property that Puget or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

       (o) Section 481 of the Code. Neither Puget nor any Puget Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Puget or any Puget Subsidiary, and to the best of the knowledge of Puget, the IRS has not proposed any such adjustment or change in accounting method.

       (p) Sections 6661 and 6662 of the Code. All transactions that could give rise to a material understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of Puget and the Puget Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

       (q) Jurisdiction. No claim has been made by a governmental entity in any jurisdiction where either Puget or any Puget Subsidiary does not file any Tax Returns that such non-filing entity is or may be subject to taxation by that jurisdiction.

       (r) U.S. Real Property Holding Company. Neither Puget nor any Puget Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

       (s) Liability for Others. Neither Puget nor any Subsidiary has any liability for Taxes of any person other than Puget and the Puget Subsidiaries
(i) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law) as a transferee or successor, (ii) by contract or
(iii) otherwise.

SECTION 5.10  EMPLOYEE MATTERS; ERISA

       (a) Benefit Plans. Section 5.10(a) of the Puget Disclosure Schedule contains a true and complete list of each material employee benefit plan, fund, program, contract or arrangement covering employees, former employees or directors of Puget and each of the Puget Subsidiaries or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Puget or any Puget Subsidiaries has or could have any liability, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of ERISA, and specifically including, but not limited to, each material retirement, pension, multi-employer, profit sharing, stock bonus, savings, thrift, bonus, cafeteria, medical, health, hospitalization, dental, vision, welfare, life insurance, disability, accident insurance, group insurance, tuition reimbursement, medical expense reimbursement, dependent care expense reimbursement plan or program, executive or deferred compensation plan or contract, stock purchase, stock option or stock appreciation rights plan or arrangement, severance or change in control agreement or plan, and employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) of Puget or any of its subsidiaries (individually, a "Puget Benefit Plan", and collectively, the "Puget Benefit Plans").

       (b) Documents Made Available. Puget has made available to WeCo a true and correct copy of each collective bargaining agreement to which Puget or any Puget Subsidiary is a party or under which Puget or any Puget Subsidiary has obligations and, with respect to each Puget Benefit Plan, where applicable, true and correct copies of (i) such Puget Benefit Plan, (ii) the annual reports (Form 5500 series) filed with the IRS for the last three years with respect to such Puget Benefit Plan (to the extent required to be filed), (iii) the summary plan description (together with any applicable summaries of material modifications and the most recent material employee manuals distributed with respect to such Puget Benefit Plan, (iv) each trust agreement (or group annuity contract), including all amendments to each such document, related to such Puget Benefit Plan, (v) the most recent determination letter from the IRS with respect to the qualified status of such Puget Benefit Plan (provided such Puget Benefit Plan is intended to be qualified under Section 401(a) of the Code) and (v) the most recent actuarial report or valuation, if any, for such Puget Benefit Plan.

       (c) Compliance. Except as set forth in Section 5.10(c) of the Puget Disclosure Schedule, with respect to each Puget Benefit Plan, Puget and each of the Puget Subsidiaries have at all times been in compliance in all material respects with, and each Puget Benefit Plan has at all times been maintained and operated in all material respects in compliance with, the terms of such Puget Benefit Plan and all applicable laws, rules and regulations governing such Puget Benefit Plan, including, but not limited to, ERISA and the Code.

       (d) Qualified Plans. Except as set forth in Section 5.10(d) of the Puget Disclosure Schedule, each Puget Benefit Plan that is intended to be "qualified", within the meaning of Section 401(a) of the Code, has been determined to be so qualified (and a determination letter to that effect has been issued) by the IRS, and, to the best knowledge of Puget, no circumstances exist that have or are likely to adversely affect, or result in the revocation of, such determination.

       (e) Welfare Plans. Except as set forth in Section 5.10(e) of the Puget Disclosure Schedule, none of the Puget Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of Puget, any Puget Subsidiary or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

       (f) Contributions. Except as set forth in Section 5.10(f) of the Puget Disclosure Schedule, all material contributions and other payments required to have been made by Puget or any of Puget Subsidiary (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Puget Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such payment or contribution obligation that is not yet due has been properly reflected in the Puget Financial Statements.

       (g) Funded Status of Plans. Except as set forth in Section 5.10(g) of the Puget Disclosure Schedule, the fair market value, as of the date hereof, of the assets held by each Puget Benefit Plan that is subject to the requirements of
Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA is not materially less than the present value of the accumulated benefit obligations (determined as of the date hereof) of the participants and beneficiaries under such Puget Benefit Plan, based on the actuarial methods, tables and assumptions heretofore utilized by such Puget Benefit Plan's actuary to determine such Puget Benefit Plan's funded status. None of the Puget Benefit Plans that are subject to Section 412 of the Code or Section 302 of ERISA has ever incurred an "accumulated funding deficiency" (as defined in such Code and ERISA sections).

       (h) Termination or Withdrawal Liability. Except as set forth in Section 5.10(h) of the Puget Disclosure Schedule, the termination of, or withdrawal from, any Puget Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA by Puget, any Puget Subsidiary or any Puget ERISA Affiliate has not subjected, and will not subject, Puget or any Puget Subsidiary to any material liability to any governmental authority, corporation or other person or entity (including, but not limited to, such plan or the PBGC) and has not resulted, and will not result, in the imposition of a material lien under Title IV of ERISA against the assets of Puget or any Puget Subsidiary. "Puget ERISA Affiliate" means any entity, whether or not incorporated, that is or has ever been considered as a single employer together with Puget or any of the Puget Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

       (i) Liabilities. Except as set forth in Section 5.10(i) of the Puget Disclosure Schedule, with respect to the Puget Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of Puget, there exists no condition or set of circumstances that could subject Puget or any of the Puget Subsidiaries, or any director, officer, or employee of Puget or any of the Puget Subsidiaries, to any material fine, penalty, tax or liability (including, without limitation, any liability to any such plan or the PBGC), whether pursuant to any agreement, instrument, indemnification obligation, statute, regulation or rule of law, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC.

       (j) Payments Resulting From Merger. Except as set forth in Section 7.11 or in Section 5.10(j) of the Puget Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) material payment (whether of severance pay or otherwise) becoming due from the Company or Puget or any of the Puget Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) material benefit under any Puget Benefit Plan being established or becoming accelerated, vested or payable or (iii) payment of "excess parachute payments" within the meaning of Section 280G of the Code under any contract or arrangement to which Puget or any Puget Subisidary is a party.

       (k) Other Binding Commitments. Except as set forth in Section 5.10(k) of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create any plan, fund, program, contract or arrangement not identified in Section 5.10(a) of the Puget Disclosure Schedule or to modify or amend any of the existing Puget Benefit Plans.

       (l) Labor Agreements. Except as disclosed in the Puget SEC Reports or as set forth in Section 5.10(l) of the Puget Disclosure Schedule, (i) neither Puget nor any Puget Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best knowledge of Puget, there is no current union representation election or controversy involving employees of Puget or any of the Puget Subsidiaries, nor does Puget know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against Puget or any of the Puget Subsidiaries pending, or to the best knowledge of Puget, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Puget or any of the Puget Subsidiaries pending, or to the best knowledge of Puget, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of Puget, threatened, against or involving Puget or any of the Puget Subsidiaries; (vi) Puget and the Puget Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Puget, threatened, in respect of which any director, officer, employee or agent of Puget or any of the Puget Subsidiaries is or may be entitled to claim indemnification from Puget or any of the Puget Subsidiaries pursuant to its articles of incorporation or bylaws or as provided in the Indemnification Agreements listed on Section 5.10(l) of the Puget Disclosure Schedule.

SECTION 5.11  ENVIRONMENTAL PROTECTION

       Except as set forth in Section 5.11 of the Puget Disclosure Schedule:

       (a) Compliance. Each of Puget and each Puget Subsidiary is in compliance in all material respects with all applicable Environmental Laws. Neither Puget nor any Puget Subsidiary has received any written, or, to the knowledge of appropriate officers of Puget upon diligent review, oral communication from any person or

Governmental Authority, that alleges that Puget or any Puget Subsidiary is not in compliance in all material respects with applicable Environmental Laws.

       (b) Environmental Permits. Each of Puget and each Puget Subsidiary has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Puget and the Puget Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and are not required to make any material expenditure in order to obtain or renew any Environmental Permit.

       (c) Environmental Claims. There is no material Environmental Claim pending (i) against Puget or any of the Puget Subsidiaries or Puget Joint Ventures or (ii) to the best knowledge of appropriate officers of Puget, upon diligent review, (x) against any person or entity whose liability for any Environmental Claim Puget or any Puget Subsidiary or Puget Joint Venture has or may have retained or assumed either contractually or by operation of law or (y) against any real or personal property or operations which Puget or any Puget Subsidiary or Puget Joint Venture owns, leases or manages, in whole or in part.

       (d) Releases. Puget has no knowledge of any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Puget or any of the Puget Subsidiaries or Puget Joint Ventures, or against any person or entity whose liability for any Environmental Claim Puget or any Puget Subsidiary or Puget Joint Venture has or may have retained or assumed either contractually or by operation of law.

       (e) Predecessors. Puget has no knowledge, with respect to any predecessor of Puget or any of the Puget Subsidiaries or Puget Joint Ventures, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

       (f) Disclosure. To the best knowledge of Puget, Puget has disclosed to WeCo all material facts which Puget reasonably believes is likely to form the basis of a material Environmental Claim arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current remediation costs or remediation costs that insofar as reasonably can be foreseen could be required in the future or (iii) any other material environmental matter affecting Puget or the Puget Subsidiaries.

SECTION 5.12  REGULATION AS A UTILITY

       Puget is regulated as a public utility in the state of Washington and in no other state. Except as set forth in Section 5.12 of the Puget Disclosure Schedule hereof, neither Puget nor any "subsidiary company" or "affiliate" of Puget is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Section 5.12 of the Puget Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Puget which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

SECTION 5.13  VOTE REQUIRED

       The approval of the plan of Merger by two-thirds of all votes entitled to be cast by all holders of Puget Common Stock and the approval of the increase in the number of shares authorized for issuance under the Puget 1995 Incentive Compensation Plan from 500,000 shares to 1,200,000 shares by a majority of the votes cast at a Puget meeting of its shareholders at which a quorum is present (collectively, the "Puget Shareholders' Approval") are the only votes of the holders of any class or series of the capital stock of Puget required to approve this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 5.14  ACCOUNTING MATTERS

       Neither Puget nor, to Puget's best knowledge, any of its affiliates, have, through the date of this Agreement, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

SECTION 5.15  APPLICABILITY OF CERTAIN WASHINGTON LAW

       Assuming the representation and warranty of WeCo and WNG made in Section
4.18 is correct, neither the business combination provisions of Chapter 23B.19 of the WBCA, the "interested shareholder" provisions of Section 23B.17.020 of the WBCA or any similar provisions of the WBCA nor the Articles of Incorporation or Bylaws of Puget are applicable to the transactions contemplated by this Agreement or the Puget Stock Option Agreement.

SECTION 5.16  OPINION OF FINANCIAL ADVISOR

       Puget has received the opinion of Morgan Stanley & Co. Incorporated, on the date hereof, to the effect that, as of the date hereof, the Ratio is fair from a financial point of view to the holders of Puget Common Stock.

SECTION 5.17  INSURANCE

       Except as set forth in Section 5.17 of the Puget Disclosure Schedule, each of Puget and each Puget Subsidiary is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses conducted by Puget and the Puget Subsidiaries during such time period. Except as set forth in Schedule 5.17 of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary has received any notice of cancellation or termination with respect to any material insurance policy of Puget or the Puget Subsidiaries. All insurance policies of Puget and each of the Puget Subsidiaries are valid and enforceable policies in all material respects.

SECTION 5.18  OWNERSHIP OF WECO COMMON STOCK

       Except pursuant to the terms of the WeCo Stock Option Agreement, Puget does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WeCo Common Stock.

SECTION 5.19  PUGET RIGHTS AGREEMENT

       Prior hereto, Puget has delivered to WeCo a true and complete copy of the Puget Rights Agreement in effect on the date hereof (which has been amended prior to the date hereof to provide that the execution, delivery and performance of the WeCo Stock Option Agreement and the Puget Stock Option Agreement will not result in WeCo becoming an "Acquiring Person" thereunder), and assuming the accuracy of the representation contained in Section 4.18, the consummation of the Merger or any of the other transactions contemplated by this Agreement will not result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of Puget shareholders under the Puget Rights Agreement or any similar agreement to which Puget or any of its affiliates is a party.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

       After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Puget, WeCo and WNG each agrees as to itself and each of the WNG Subsidiaries and the Puget Subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

SECTION 6.1  ORDINARY COURSE OF BUSINESS

       Each party hereto shall, and shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of WeCo, to WeCo and the WNG Subsidiaries taken as a whole, and in the case of Puget, to Puget and the Puget Subsidiaries taken as a whole.

SECTION 6.2  DIVIDENDS

       Neither WeCo nor Puget shall, nor shall WeCo or Puget permit any of its subsidiaries (including, in the case of WeCo, WNG) to (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly owned subsidiaries and other than dividends required to be paid on any series of WNG Preferred Stock or Puget Preferred Stock in accordance with the respective terms thereof, regular dividends on WeCo Common Stock with usual record and payment dates not in excess of an annual rate of $1.00 per share and regular dividends on Puget Common Stock with usual record and payment dates not in excess of an annual rate of $1.84 per share; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital

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

stock, other than redemptions, repurchases and other acquisitions of shares of capital stock (A) required by, or made in anticipation of sinking fund payments or redemptions required by, the respective terms of any series of WNG Preferred Stock or Puget Preferred Stock, (B) in connection with refunding of WNG Preferred Stock or Puget Preferred Stock with preferred stock or debt at a lower after-tax cost of funds, (C) in connection with intercompany purchases of capital stock, (D) the redemption, if required, of the Rights pursuant to the terms of the Puget Rights Agreement or (E) in connection with the administration of employee benefit plans in effect on the date hereof in the ordinary course of the operation of such plans. The last record date of each of Puget and WeCo on or prior to the Effective Time which relates to a regular quarterly dividend on Puget Common Stock or WeCo Common Stock, as the case may be, shall be agreed to by the parties in advance and shall be the same date and shall be prior to the Effective Time.

SECTION 6.3  ISSUANCE OF SECURITIES

       Except as set forth in Section 6.3 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber, or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to the WeCo Stock Option Agreement or the Puget Stock Option Agreement as the case may be, other than intercompany issuances of capital stock, and other than issuances, in the case of WeCo and the WNG Subsidiaries (i) in connection with refunding of WNG Preferred Stock with preferred stock or debt at a lower after-tax cost of funds and (ii) of shares of WeCo Common Stock issued pursuant to WeCo's Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan, Performance Share Plan, Stock Option Plan and Directors' Stock Bonus Plan, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms; and in the case of Puget (i) in connection with refunding of Puget Preferred Stock with preferred stock or debt at a lower cost of funds, (ii) of shares of Puget Common Stock issued pursuant to Puget's Dividend Reinvestment and Stock Purchase Plan, 1995 Long-Term Incentive Compensation Plan and Employee Investment Plan, in each case in the ordinary course of business under such plans substantially in accordance with their present terms; and (iii) of capital stock under the Puget Rights Agreement if required by the terms thereof. The parties shall promptly furnish to each other such information as may be reasonably requested, including financial information, and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.3, subject to obtaining customary indemnities.

SECTION 6.4  CHARTER DOCUMENTS

       Except as set forth in Section 6.4 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation or by-laws, except as contemplated herein.

SECTION 6.5  NO ACQUISITIONS

       Except as set forth in Section 6.5 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, other than (i) acquisitions by WeCo and the WNG Subsidiaries not in excess of $10 million in the aggregate and (ii) acquisitions by Puget and the Puget Subsidiaries not in excess of $25 million in the aggregate, no party shall, nor shall any party permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire a material amount of assets, other than in the ordinary course of business consistent with past practice.

SECTION 6.6  CAPITAL EXPENDITURES

       Except as set forth in Section 6.6 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, and except as required by law, no party shall, nor shall any party permit any of its subsidiaries to, make or obligate itself to make capital expenditures (including, without limitation, the purchase of sulfur dioxide emission allowances as provided in the Clean Air Act Amendments of 1990) in excess of 120% of the respective aggregate amounts provided in Section 6.6 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule for capital expenditures.

SECTION 6.7  NO DISPOSITIONS

       Except as set forth in Section 6.7 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, other than (i) dispositions by WeCo and the WNG Subsidiaries of less than $15 million, individually or in the aggregate, and
(ii) dispositions by Puget and the Puget Subsidiaries of less than $50 million individually or in the aggregate, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice. In no event shall any party make any disposition that would result in a violation of Section 6.12.

SECTION 6.8  INDEBTEDNESS

       Except as set forth in Section 6.8 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any other arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $75 million in the case of WeCo and the WNG Subsidiaries, or $150 million in the case of Puget and the Puget Subsidiaries; (iii) in connection with the refunding of WNG Preferred Stock or Puget Preferred Stock as permitted in Section 6.2 and (iv) in connection with the refunding of existing indebtedness at a lower after-tax cost of funds.

SECTION 6.9  COMPENSATION; BENEFITS

       Except (a) as set forth in Section 6.9 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule or Section 7.10 or Section 7.11, (b) as contemplated by this Agreement, (c) as may be required by applicable law, (d) as may be required to obtain an IRS determination that a plan is "qualified" under
Section 401(a) of the Code or (e) as may be required under existing WeCo Benefit Plans or Puget Benefit Plans, no party shall, nor shall any party permit any of its subsidiaries to, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases, grants or actions in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, or
(ii) enter into or
amend any employment contract or special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

SECTION 6.10  1935 ACT; FEDERAL POWER ACT

       No party shall, nor shall any party permit any of its subsidiaries to, except as required or contemplated by this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would require the approval of the SEC under Section 9(a)(2) of the 1935 Act or of the FERC under the Federal Power Act for any of the transactions contemplated by this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement.

SECTION 6.11  ACCOUNTING

       No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as set forth in Section
6.11 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule or as required by law, rule, regulation or GAAP.

SECTION 6.12  POOLING

       No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

SECTION 6.13  TAX-FREE STATUS

       No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to cash received
(i) upon the exercise of dissenters' rights or (ii) for fractional shares) under
Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

SECTION 6.14  AFFILIATE TRANSACTIONS

       Except as set forth in Section 6.14 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into any agreement or arrangement with any other person which, directly or indirectly, controls or is under common control with or is controlled by such party, or any of its respective subsidiaries on terms to such party or its subsidiaries materially less favorable than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis, other than transfers of assets or liabilities between or among (i) WeCo and any of the wholly-owned WNG Subsidiaries or (ii) Puget and any of the wholly-owned Puget Subsidiaries.

SECTION 6.15  COOPERATION, NOTIFICATION

       Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, operations, properties, assets, financial condition, results of operations or prospects; (iii) advise the other party of any change or event which has or would cause any representation or warranty of such party made in or pursuant to this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement to be incorrect or any such covenant or agreement of such party to be breached, or which has had or, to the knowledge of such party, insofar as reasonably can be foreseen, could result in, a WeCo Material Adverse Effect or a Puget Material Adverse Effect, as the case may be; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.16  RATE MATTERS

       Each party shall, and shall cause its subsidiaries to, discuss with the other party any changes in its or its subsidiaries' rates or charges (other than automatic cost pass-through adjustments), standards of service or accounting from those in effect on the date of this Agreement and consult with the other party prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its or its subsidiaries' rates on file with any Governmental Authority that would have a material adverse effect on the prospects of the Company following the Merger.

SECTION 6.17  THIRD-PARTY CONSENTS

       Each party shall, and shall cause its respective subsidiaries to, use all commercially reasonable efforts to obtain all WeCo Required Consents or Puget Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all WeCo Required Consents or Puget Required Consents, as the case may be, obtained by such party.

SECTION 6.18  NO BREACH, ETC.

       No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or insofar as reasonably can be foreseen, could result in a material breach of any provision of this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, or in any of the representations and warranties set forth in this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, as the case may be, being untrue on and as of the Closing Date.

SECTION 6.19  TAX MATTERS

       Except as set forth in Section 6.19 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes to the extent any such settlement or compromise requires (or is reasonably likely to require, over a period of not more than three years from the date of such settlement or compromise) payment by such party of additional Taxes in an aggregate amount in excess of $3 million, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1994, in the case of Puget, and the taxable year ending September 30, 1994, in the case of WeCo, except as may be required by applicable law, to the extent such changes of method require payment by such party of additional Taxes in an aggregate amount in excess of $3 million.

SECTION 6.20  DISCHARGE OF LIABILITIES

       No party shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

SECTION 6.21  INSURANCE

       Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its subsidiaries or as set forth in Section 4.17 of the WeCo Disclosure Schedule or Section 5.17 of the Puget Disclosure Schedule.

SECTION 6.22  PERMITS

       Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing material governmental permits pursuant to which such party or its subsidiaries operate.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.1  ACCESS TO INFORMATION

       Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other access to (i) each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission, the WUTC, or any other federal or state regulatory agency or commission and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. All documents and information furnished pursuant to this
Section 7.1 shall be subject to the Confidentiality Agreement, dated August 1, 1995, between WeCo and Puget (the "Confidentiality Agreement").

SECTION 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT

       (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties will prepare and file with the SEC the Joint Proxy Statement/Prospectus and the Registration Statement. The parties will take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to cause the shares of Company Common Stock and Company Preferred Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock and associated Rights and Company Preferred Stock, if applicable, issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance.

       (b) Letter of Puget Accountants. Puget shall use its best efforts to cause to be delivered to Puget, WeCo and WNG a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to Puget, WeCo and WNG, in form and substance reasonably satisfactory to Puget, WeCo and WNG and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Joint Proxy Statement/Prospectus.

       (c) Letter of WeCo's Accountants. WeCo shall use best efforts to cause to be delivered to Puget and WeCo a letter of Arthur Andersen LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Puget and WeCo, in form and substance satisfactory to Puget and WeCo and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Joint Proxy Statement/Prospectus.

       (d) Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy Statement/Prospectus to the shareholders of Puget, WeCo and WNG that
(i) Puget shall have received an opinion from Morgan Stanley & Co. Incorporated, dated the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of Puget Common Stock and (ii) WeCo shall have received an opinion from Goldman, Sachs & Co., dated the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the Ratio is fair to the holders of WeCo Common Stock.

SECTION 7.3  REGULATORY MATTERS

       (a) HSR Filings. As promptly as reasonably practicable after the date hereof, each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby, and will respond promptly to any requests for additional information made by either of such agencies.

       (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Puget Required Statutory Approvals and the WeCo Required Statutory Approvals. Puget shall have the right to review and approve in advance all the information relating to Puget, on the one hand, and WeCo and WNG shall have the right to review and approve in advance all the information relating to WeCo and WNG, on the other hand, in either case, which appear in any filing made with the WUTC in connection with the transactions contemplated by this Agreement or the Merger; it being understood that the parties shall jointly, and on an equal basis, coordinate the overall development of the positions taken and the regulatory action requested (the "Regulatory Plan") in such filings. Puget, WeCo and WNG agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Authorities. Efforts to obtain any necessary approvals from the Governmental Authorities in addition to the WUTC shall be at the joint direction of Puget and WeCo, it being understood that all positions taken in the filings with such Governmental Authorities shall be consistent with the Regulatory Plan.

SECTION 7.4  SHAREHOLDER APPROVAL

       (a) Approval of WeCo and WNG Shareholders. Subject to the provisions of Sections 7.4(c) and (d), each of WeCo and WNG shall, as promptly as reasonably practicable after the date hereof, (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its respective shareholders (collectively the "WeCo Special Meetings") for the purpose of securing the WeCo Shareholders' Approvals, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and with its articles of incorporation and bylaws, (iii) subject to the fiduciary duties of its board of directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Puget with respect to each of the foregoing matters.

       (b) Approval of Puget Shareholders. Puget shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Puget Special Meeting") for the purpose of securing the Puget Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its Restated Articles of Incorporation and Bylaws, (iii) subject to the fiduciary duties of its board of directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with WeCo with respect to each of the foregoing matters.

       (c) Meeting Date. The Puget Special Meeting and the WeCo Special Meetings shall be held on the same day unless otherwise agreed by Puget, WeCo and WNG.

       (d) Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of WeCo and WNG to hold the WeCo Special Meetings that the opinion of Goldman, Sachs & Co. referred to in Section 7.2(d) shall not have been withdrawn, and it shall be a condition to the obligation of Puget to hold the Puget Special Meeting that the opinion of Morgan Stanley & Co. Incorporated referred to in Section 7.2(d) shall not have been withdrawn.

SECTION 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION

       (a) Indemnification. To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCA and upon receipt of any affirmation and undertaking required by the WBCA, (ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Washington law and the Company's Restated Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

       (b) Insurance. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by WeCo and WNG for the benefit of those persons who are covered by such policies at the Effective Time (or the Company may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the premium for the current WeCo and WNG directors' and officers' liability insurance;

provided that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of WeCo and WNG for such insurance.

       (c) Successors. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

       (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Puget, WeCo and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

       (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

SECTION 7.6  DISCLOSURE SCHEDULES

       On the date of this Agreement, (i) WeCo and WNG have delivered to Puget a schedule (the "WeCo Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of WeCo stating that the WeCo Disclosure Schedule is being delivered pursuant to this Section 7.6(i), and (ii) Puget has delivered to WeCo a schedule (the "Puget Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Puget stating that the Puget Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The WeCo Disclosure Schedule and the Puget Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all

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

statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

SECTION 7.7  PUBLIC ANNOUNCEMENTS

       Subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, Puget, WeCo and WNG will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other parties (which consent shall not be unreasonably withheld).

SECTION 7.8  RULE 145 AFFILIATES

       WeCo shall identify in a letter to Puget all persons who will be, at the Closing Date, "affiliates" of WeCo, as such term is used in Rule 145 under the Securities Act. WeCo shall use all reasonable efforts to cause its affiliates to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "Affiliate Agreement"). If any affiliate refuses to provide such a written agreement, the Company shall, in lieu of receipt of such written agreement, be entitled to place appropriate legends on the certificates evidencing the Company Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Company Common Stock, to the effect that the shares of Company Common Stock received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Company Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Company, is exempt from the registration requirements of the Securities Act. The foregoing restrictions on the transferability of Company Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Company Common Stock received or to be received by such affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of Company Common Stock, whether or not such affiliate has exchanged the certificates previously evidencing such affiliates' shares of WeCo Common Stock for certificates evidencing the shares of Company Common Stock into which such shares were converted. The Joint Proxy Statement/Prospectus and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

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

SECTION 7.9  EMPLOYEE AGREEMENTS AND WORK-FORCE MATTERS

       (a) Certain Employee Agreements. Subject to Section 7.10 and Section 7.16, the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

       (b) Work-Force Matters. Subject to applicable collective bargaining agreements, for a period of two years following the Effective Time any reductions in work-force in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment was with Puget or the Puget Subsidiaries or WeCo or the WNG Subsidiaries, and any employee whose employment is terminated or whose job is eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. No provision of this Section 7.9 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time with or without cause, and no individual shall have any contractual rights as a third-party beneficiary of this Section 7.9 or of Section 7.10 or Section 7.11.

SECTION 7.10  EMPLOYEE BENEFIT PLANS

       (a) Maintenance of WeCo and Puget Benefit Plans. Each of the WeCo Benefit Plans and Puget Benefit Plans, other than such plans specifically provided for in Section 7.10(b) or Section 7.11, in effect at the date of this Agreement (or as amended in accordance with this Agreement), shall be maintained in effect with respect to the employees or former employees of WeCo and any of the WNG Subsidiaries, on the one hand, and of Puget and any of the Puget Subsidiaries, on the other hand, respectively, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until the Company otherwise determines on or after the Effective Time; provided, however, that nothing herein contained, other than the provisions of Section 6.9 hereof, shall limit any reserved

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

right contained in any such WeCo Benefit Plan or Puget Benefit Plan to amend, modify, suspend, revoke or terminate any such plan; provided, further, however, that for a period of not less than one year following the Effective Time, the Company or its subsidiaries shall provide to nonbargaining unit Affiliated Employees benefits, other than those provided under the plans referred to in
Section 7.10(b) and Section 7.11, that are no less favorable in the aggregate than those provided immediately prior to the Closing Date under the WeCo Benefit Plans or the Puget Benefit Plans, as the case may be. Without limiting the foregoing, each nonbargaining unit participant of any such WeCo Benefit Plan or Puget Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates (other than those plans referred to in Section 7.10(b) and Section 7.11) for which such individual is otherwise eligible for service credited for the corresponding purpose under such WeCo Benefit Plan or Puget Benefit Plan, as the case may be; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its subsidiaries on or after the Closing Date who was not employed by any party hereto or its subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the subsidiary, division or operation by which such person is employed, provided that such person meets the eligibility requirements of the applicable plan. The rights of bargaining unit Affiliated Employees shall be determined under the terms of the applicable bargaining agreement.

       (b) Adoption of Company Replacement Plans. The parties hereto intend that ongoing benefit programs will not result in a materially larger cost to the Company than to Puget and WeCo. Accordingly, they agree that with respect to nonbargaining unit employees the following actions are intended to be taken with respect to the employee benefit programs set forth in this Section 7.10(b). However, final action regarding such plans will be subject to the discretion of the Company's Board of Directors. Any references in the subsections below to employees and plans shall be deemed to be in reference to only nonbargaining unit employees and plans (or nonbargaining unit portions of any plans). With respect to bargaining unit employees and plans (or portions of any plans), the Company shall act in accordance with the applicable collective bargaining agreement but shall make reasonable efforts to insure similar treatment to the extent permitted by such agreement.

           (i) Defined Benefit Plans. Effective as of the day immediately preceding the Effective Time all individuals who are participating in the qualified defined benefit plan maintained by WeCo, WNG or any of the WNG Subsidiaries (the "WeCo Pension Plan") shall cease accruing benefits thereunder. WeCo or WNG will take all steps necessary, including the preparation of a plan amendment and the distribution of notices to employees on a timely basis, to effectuate this cessation of benefit accruals. Effective as of the Effective Time, but subject to the qualification requirements of Section 401(a) of the Code, the defined benefit pension plan maintained by Puget (the "Puget Pension Plan") shall be amended by the Board of Directors of the Company to reflect the following:

                  (A) All individuals who were actively participating under the WeCo Pension Plan immediately prior to the Effective Time shall commence participation under the Puget Pension Plan effective as of the Effective Time. Each other eligible employee of the Company shall commence participation in the Puget Pension Plan upon satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of the immediately preceding sentence, and for purposes of determining an individual's vested interest in the Puget Pension Plan, service with WeCo or any of the WNG Subsidiaries will be considered as service performed for the Company.

                  (B) Each individual who was an active participant in the WeCo Pension Plan immediately prior to the Effective Time shall, for purposes of determining the amount of such individual's accrued benefit under the Puget Pension Plan on and after the Effective Time, be granted past-service credit equal to the number of years of service credited to such individual under the WeCo Pension Plan for benefit accrual purposes. However, each such individual's accrued benefit under the Puget Pension Plan shall be offset by such individual's accrued benefit under the WeCo Pension Plan (the "Offset"); provided, however, that in no event shall such individual's Offset exceed such individual's accrued benefit under the Puget Pension Plan attributable to such individual's past service credit, determined as of the Effective Time. The accrued benefit of each individual who has a vested interest in the WeCo Pension Plan, but who does not become an employee of the Company or any of the Puget Subsidiaries, shall be determined pursuant to the terms of the WeCo Pension Plan as in effect immediately prior to the Effective Time.

The WeCo Pension Plan shall be merged into the Puget Pension Plan pursuant to the provisions of Section 414(l) of the Code effective as of the Effective Time. To accommodate such merger, the Puget Pension Plan will be amended, if necessary, to prevent any benefit cutback as described in Section 411(d)(6) of the Code. The parties hereto agree to cooperate in the preparation of all materials necessary to effect the merger of such plans, and the requisite transfer of assets and liabilities, on a timely basis.

           (ii) 401(k) Plans. Effective as of the day immediately preceding the Effective Time the cash-or-deferred profit sharing plans maintained by WeCo, WNG or any of the WNG Subsidiaries for nonbargaining unit employees (the "WeCo 401(k) Plan") shall be amended to provide that no additional employer or employee contributions shall be made thereto for periods beginning on or after the Effective Time. Effective as of the Effective Time, the 401(k) plan maintained by Puget (the "Company 401(k) Plan") shall provide that each individual who, immediately prior to the Effective Time, was a participant in the WeCo 401(k) Plan shall become eligible to participate in the Company 401(k) Plan as of the Effective Time. Each other employee of the Company shall begin participation in the Company 40l(k) Plan upon satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of the immediately preceding sentence, and for purposes of determining an individual's vested interest in the Company 401(k) Plan, service with WeCo or any of the WNG Subsidiaries will be considered as service performed for the Company. As soon as practicable after the Effective Time, the assets and liabilities contained under the WeCo 401(k) Plan shall be transferred to the Company 401(k) Plan in transactions satisfying the requirements of Sections 414(l) and 411(d)(6) of the Code.

           (iii) Stock Plans. The WeCo Employee Stock Purchase Plan, Incentive Stock Option Plan, Performance Share Plan and Directors' Stock Bonus Plan shall be replaced by the Puget 1995 Incentive Compensation Plan (the "Company Stock Plan") providing for the grant of such stock awards based upon the Company Common Stock as the Board of Directors may determine. The Company shall seek shareholder approval at the Puget Special Meeting to increase the number of shares issuable under the Company Stock Plan from 500,000 shares to 1,200,000 shares. Affiliated Employees of WeCo and any of the WNG Subsidiaries shall receive, for a period of not less than one year following the Effective Time, awards under the Company Stock Plan that are no less favorable in the aggregate than the equity-based awards provided to other employees of the Company in comparable positions.

           (iv) Health and Medical Plans. All employees of WeCo or any of the WNG Subsidiaries who become employees of the Company as of the Effective Time, and who are within the class of individuals eligible to participate therein, shall become eligible to participate in Puget's existing health and medical benefits plans (the "Company Health and Medical Plan") as of the Effective Time and will not be subject to any restrictions on preexisting conditions. As of the Effective Time, such individuals also shall be entitled to make new benefit elections subject to the terms and conditions of the Company Health and Medical Plan, the related cafeteria plan, and the requirements of
       Section 125 of the Code and the regulations promulgated thereunder. Individuals who retire from WeCo or any of the WNG Subsidiaries prior to the Effective Time shall be entitled to receive such retiree health and medical benefits, if any, as they are entitled to receive under, and such benefits shall be subject to, the terms of the applicable WeCo Benefit Plan as in effect from time to time; provided, however, that nothing contained herein shall prevent the Company from amending or terminating any such WeCo Benefit Plan to the extent that WeCo or any of the WNG Subsidiaries could have amended or terminated such WeCo Benefit Plan.

           (v) Cafeteria Plans. All individuals who participated in the cafeteria plan maintained by WeCo or any of the WNG Subsidiaries (the "WeCo Cafeteria Plan") immediately prior to the Effective Time shall be eligible to participate in Puget's flexible benefits unreimbursed medical expense and dependent care expense plans (the "Company Cafeteria Plan") effective as of the Effective Time and, to the extent applicable, will be credited with their unreimbursed medical expense and dependent care expense account balances under the WeCo Cafeteria Plan determined immediately prior to the Effective Time. All other employees of the Company shall become eligible to participate in the Company Cafeteria Plan pursuant to the eligibility and participation requirements of such plan.

           (vi) Other Executive Compensation Programs. After the Effective Time, the Company will maintain all nonqualified executive compensation plans (other than those described in Section 7.10(b)(iii) or Section 7.11), including, but not limited to, deferred compensation plans, directors' plans, SERPs, etc. (the "Executive Compensation Programs") currently sponsored by WeCo or any of the WNG Subsidiaries solely for the purposes of providing for the continuing payment of benefits being paid thereunder or the maintenance of benefits accrued thereunder prior to the Effective Time; provided, however, that the Company shall provide to participants of the Executive Compensation Programs, for a period of not less than one year following the Effective Time, benefits that are no less favorable in the aggregate than those provided under the Executive Compensation Programs.

       (c) Modification by Mutual Agreement. During the period following the signing of this Agreement and preceding the Effective Time (the "Interim Period"), a consultant that is acceptable to both Puget and WeCo shall be retained to study the Puget Benefit Plans and WeCo Benefit Plans and provide a recommendation with respect to the treatment of the Puget Benefit Plans and the WeCo Benefit Plans following the Effective Time. Puget and WeCo shall share such consultant's fees for such project equally. Puget and WeCo agree to reasonably cooperate in good faith with such consultant and with one another to facilitate such study. During the Interim Period, whether as a result of such study or otherwise, Puget and WeCo may mutually agree that one or more of the Puget Benefit Plans and/or the WeCo Benefit Plans will be treated differently than as provided in Section 7.10(a), Section 7.10(b) or Section 7.11(a) following the Effective Time. Any such agreement shall be in writing and shall be deemed to be a part of this Agreement.

       Nothing contained in this Section 7.10 or Section 7.11 shall be deemed to give any former, current or future employee or director of Puget, any Puget Subsidiary, WeCo or any WNG Subsidiary, or any beneficiary of any such employee or director, any right, contractual or otherwise, to any particular benefit, whether before or after the Effective Time so as to limit the ability of the parties to make any agreement or amendment of the kind referred to in this
Section 7.10(c).

SECTION 7.11  INCENTIVE, STOCK AND OTHER PLANS

       (a) Amendment of WeCo Stock Plans. Effective as of the Effective Time, WeCo shall take any action necessary under the WeCo Performance Share Plan, Employee Stock Purchase Plan, Stock Option Plan, Dividend Reinvestment Plan, Directors' Stock Bonus Plan and any other employer benefit plan under which WeCo Common Stock may be issued (the "WeCo Stock Plans") and each underlying agreement implementing awards or grants under the WeCo Stock Plans to provide that (i) each outstanding option to purchase shares of WeCo Common Stock (each, a "WeCo Stock Option"), along with any tandem stock appreciation right, shall constitute an option to acquire shares of Company Common Stock, on the same terms and conditions as were applicable under such WeCo Stock Option, based on the same number of shares of the Company Common Stock as the holder of such WeCo Stock Option would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder exercised such option in full immediately prior to the Effective Time; provided, that the number of shares, the option price and the terms and conditions of exercise of such option shall be determined in a manner that preserves both (A) the aggregate gain (or loss) on the WeCo Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share subject to the WeCo Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option; and provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the term and conditions of exercise of such option shall be determined in order to comply with

Section 424(a) of the Code and (ii) each other outstanding award under the WeCo Stock Plan ("WeCo Stock Awards") shall constitute an award based upon the same number of shares of Company Common Stock as the holder of such WeCo Stock Award would have been entitled to receive pursuant to the Merger in accordance with
Article II had such holder been the absolute owner, immediately before the Effective Time, of the shares of WeCo Common Stock on which such WeCo Stock Award is based, and otherwise on the same terms and conditions as governed such WeCo Stock Award immediately before the Effective Time. At the Effective Time, the Company shall assume each stock award agreement relating to the WeCo Stock Plans, each as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of WeCo Stock Options and WeCo Stock Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and each underlying stock award agreement, each as assumed by the Company.

       (b) Company Action. With respect to the Company Stock Plan which will replace the WeCo Stock Plans, the Company shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to the extent the Company deems it desirable, to enable such plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein or related thereto) for so long as such benefits and grants remain payable and such options remain outstanding.

       (c) Dividend Reinvestment Plans. The Dividend Reinvestment and Stock Purchase Plan of WeCo shall terminate as of the Effective Time, and Puget and WeCo shall send notices of termination to participants in the plan prior to the Effective Time.

SECTION 7.12  INDEBTEDNESS

       (a) Execution of Supplemental Indenture. If pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is effected, at the Effective Time, the Company shall execute, and promptly cause to be recorded, a supplemental indenture to the Indenture of First Mortgage dated as of April 1, 1957 between WNG and Harris Trust and

Savings Bank (as supplemented and modified from time to time, the "WNG Indenture") in accordance with Section 14.01(4) of the WNG Indenture and shall take all necessary action to comply with Section 14.07 of the WNG Indenture.

       (b) No Second Liens on WNG Property. Neither Puget nor the Company shall execute any supplemental indenture to the First and Refunding Mortgage dated as of June 2, 1924 between Puget and Old Colony Trust Company of Boston (as supplemented and modified from time to time, the "Puget Indenture") subjecting to the lien of the Puget Indenture (i) all or any part of the trust estate of WNG subject to the lien of the WNG Indenture immediately prior to the Effective Time or (ii) all or any part of the substitutions, replacements, additions, betterments, developments, extensions and enlargements thereafter acquired to, of or upon such turst estate.

       (c) No Second Liens on Puget Property. Neither WeCo, WNG nor the Company shall execute any supplemental indenture to the WNG Indenture subjecting to the lien of the WNG Indenture (i) all or any part of the trust estate of Puget subject to the lien of the Puget Indenture immediately prior to the Effective Time or (ii) all or any part of the substitutions, replacements, additions, betterments, developments, extensions and enlargements thereafter acquired to, of or upon such trust estate.

SECTION 7.13  NO SOLICITATIONS

       No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Notwithstanding the foregoing, in the event of an unsolicited Takeover Proposal, unless the WeCo Shareholder Approval and the Puget Shareholder Approval shall have both been obtained, WeCo or Puget may, to the extent that its Board of Directors is advised in a written, reasoned opinion of outside counsel that such action is required by its fiduciary duties under law, participate in discussions or negotiations with and furnish information to any person in connection with an unsolicited Takeover Proposal made by such person. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this Section 7.13, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

SECTION 7.14  COMPANY BOARD OF DIRECTORS

       Puget's and WeCo's Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be not more than 15 persons, two-thirds of whom shall be designated by Puget prior to the Effective Time and one-third of whom shall be designated by WeCo prior to the Effective Time. Puget shall include among its designees Richard R. Sonstelie and William S. Weaver, and WeCo shall include among its designees William P. Vititoe. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed among the parties, the designees of each party to be divided as equally as is feasible among such classes; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. Unless the parties otherwise agree at the Effective Time, at least one Board member designated by WeCo shall be named to each committee of the Board of Directors of the Company.

SECTION 7.15  COMPANY OFFICERS

       (a) Richard R. Sonstelie shall serve as Chairman and Chief Executive Officer of the Company in accordance with the terms of his employment contract referred to in Section 7.16.

       (b) William P. Vititoe shall serve as President and Chief Operating Officer of the Company in accordance with the terms of his employment contract referred to in Section 7.16.

       (c) William S. Weaver shall serve as Vice Chairman of the Company.

       (d) James P. Torgerson shall serve as Chief Financial Officer of the Company.

SECTION 7.16  EMPLOYMENT CONTRACTS

       The Company shall, as of the Effective Time, enter into employment contracts with Messrs. Sonstelie and Vititoe in the forms set forth in Exhibits
7.16.1 and 7.16.2, respectively.

SECTION 7.17  TRANSITION MANAGEMENT

       As promptly as practicable after the date hereof, the parties shall create a special transition management task force (the "Task Force") which shall be headed by Richard R. Sonstelie or an individual designated by him and William
P. Vititoe or an individual designated by him. The Task Force shall examine the manner in which to best organize and manage the business of the Company after the Effective Time. From time to time, the Task Force shall report its finding to the Board of Directors of each of WeCo and Puget. After the date hereof and prior to the Effective Time, Mr. Vititoe shall attend meetings of Puget's Board of Directors and Sonstelie shall attend meetings of WeCo's Board of Directors as they deem appropriate in consultation with each other. In connection with their responsibilities as co-heads of the Task Force, Messrs. Vititoe and Mr. Sonstelie shall together recommend to the Board of Directors of the Company candidates to serve as the officers of the Company who are not otherwise designated by this Agreement. Such officers shall be appointed by the Board of Directors of the Company in accordance with its Bylaws.

SECTION 7.18  EXPENSES

       Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus, and the Registration Statement as well as the filing fee relating thereto, shall be shared equally by Puget and WeCo.

SECTION 7.19  FURTHER ASSURANCES

       Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts, taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the transactions contemplated by this Agreement. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 8.1(f), Section 8.2(f) and Section 8.3(f). Accordingly, if the only conditions to the parties' obligations to consummate the Mergers which are not satisfied or waived are receipt of any one or more of the WeCo Required Consents or the WeCo Required Statutory Approvals or the Puget Required Consents or the Puget Required Statutory Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for WeCo, WNG and Puget the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transactions, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER

       The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

       (a) Shareholder Approvals. The WeCo Common Shareholders' Approval and the Puget Shareholders' Approval shall have been obtained.

       (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

       (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

       (d) Listing of Shares. The shares of Company Common Stock and Company Preferred Stock, if applicable, issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

       (e) Pooling. Each of Puget and WeCo shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to WeCo and Puget, as the case may be, stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

       (f) Statutory Approvals. The Puget Required Statutory Approvals and the WeCo Required Statutory Approvals (other than such Puget Required Statutory Approvals and WeCo Required Statutory Approvals that relate to the issuance of Puget Common Stock or WeCo Common Stock pursuant to the Puget Stock Option Agreement or the WeCo Stock Option Agreement and do not relate to the Merger) shall have been obtained at or prior to the Effective Time; such approvals shall have become Final Orders (as hereinafter defined); and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Company and its prospective subsidiaries taken as a whole. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

SECTION 8.2  CONDITIONS TO OBLIGATIONS OF WECO AND WNG TO EFFECT THE MERGER

       The obligation of WeCo and WNG to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WeCo and WNG in writing pursuant to
Section 9.5:

       (a) Performance of Obligations of Puget. Puget will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement and the Puget Stock Option Agreement required to be performed by it at or prior to the Effective Time.

       (b) Representations and Warranties. The representations and warranties of Puget set forth in this Agreement and the Puget Stock Option Agreement shall be true and correct as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except in each such case for such failures of representation and warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, have not had and would not be reasonably likely to result in a Puget Material Adverse Effect.

       (c) Closing Certificates. WeCo and WNG shall have received a certificate signed by the chief financial officer of Puget, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

       (d) Puget Material Adverse Effect. No Puget Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Puget Material Adverse Effect.

       (e) Tax Ruling or Opinion. WeCo and WNG shall have received (i) a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Merger satisfactory in form and substance to WeCo and WNG or (ii) if all the conditions set forth in Sections 8.1 and 8.2 other than Section 8.2(e)(i) shall have been satisfied, an opinion of counsel to WeCo and WNG, in form and substance satisfactory to WeCo and WNG, dated the Closing Date, to the effect that the Merger will be a reorganization under Section 368(a) of the Code.

       (f) Puget Required Consents. The Puget Required Consents, the failure of which to obtain would be reasonably likely to have a Puget Material Adverse Effect, shall have been obtained.

       (g) Trigger of Puget Rights. No event has occurred that would result in the triggering of any right or entitlement of Puget shareholders under the Puget Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans, has occurred or will occur as a result of consummation of the Merger, which would have or be reasonably likely to result in a Puget Material Adverse Effect or materially change the number of outstanding equity securities of Puget or the Company, and the Rights shall not have become nonredeemable by any action of the Puget Board of Directors.

SECTION 8.3  CONDITIONS TO OBLIGATIONS OF PUGET TO EFFECT THE MERGER

       The obligations of Puget to effect the Merger shall be further subject to the satisfaction, prior to the Closing Date, of the following conditions, except as may be waived by Puget in writing pursuant to Section 9.5:

       (a) Performance of Obligations of WeCo and WNG. Each of WeCo and WNG will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement and the WeCo Stock Option Agreement required to be performed at or prior to the Effective Time.

       (b) Representations and Warranties. The representations and warranties of each of WeCo and WNG set forth in this Agreement and the WeCo Stock Option Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except in each such case for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, have not had and would not be reasonably likely to result in a WeCo Material Adverse Effect.

       (c) Closing Certificates. Puget shall have received certificates signed by the chief financial officer of each of WeCo and WNG, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

       (d) WeCo Material Adverse Effect. No WeCo Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance which is reasonably likely to have a WeCo Material Adverse Effect.

       (e) Tax Ruling or Opinion. Puget shall have received (i) a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Merger satisfactory in form and substance to Puget or
(ii) if all the conditions set forth in Sections 8.1 and 8.3 other than Section 8.3(e)(i) shall have been satisfied, an opinion of counsel to Puget, in form and substance satisfactory to Puget, dated the Closing Date, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code.

       (f) WeCo Required Consents. The WeCo Required Consents, the failure of which to obtain would be reasonably likely to have a WeCo Material Adverse Effect, shall have been obtained.

       (g) Affiliate Agreements. The Company shall have received Affiliate Agreements, duly executed by each "affiliate" of WeCo substantially in the form of Exhibit 7.8, as provided in Section 7.8.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1  TERMINATION

       This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

       (a) by mutual written consent of the Boards of Directors of Puget and WeCo;

       (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before December 31, 1996 (the "Initial Termination Date"); provided, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(f), 8.2(f) or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall then be capable of being fulfilled and the approvals required by Section 8.1(f), 8.2(f) or 8.3(f) are being pursued with diligence, then the Initial Termination Date shall be extended to March 31, 1997; provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

       (c) by any party hereto, by written notice to the other parties, if the Puget Shareholders' Approval shall not have been obtained at a duly held Puget Special Meeting, including any adjournments thereof, or the WeCo Common Shareholders' Approvals shall not have been obtained at a duly held WeCo Special Meeting, including any adjournments thereof;

       (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

       (e) by WeCo, upon two days' prior notice to Puget, if, as a result of a tender offer by a party other than Puget or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than Puget or any of its affiliates, the Board of Directors of WeCo determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of WeCo shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Puget in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, WeCo shall, and shall cause its respective financial and legal advisors to, negotiate with Puget to make such adjustments in the terms and conditions of this Agreement as would enable WeCo and WNG to proceed with the transactions contemplated herein; provided further, that Puget and WeCo acknowledge and affirm that, notwithstanding anything in this Section 9.1(e) to the contrary, Puget and WeCo intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that Puget and WeCo expect to derive from the Merger and other transactions contemplated hereby;

       (f) by Puget, upon two days' prior notice to WeCo, if, as a result of a tender offer by a party other than WeCo or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than WeCo or any of its affiliates, the Board of Directors of Puget determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of Puget shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by WeCo in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, Puget shall, and shall cause its respective financial and legal advisors to, negotiate with WeCo to make such adjustments in the terms and conditions of this Agreement as would enable Puget to proceed with the transactions contemplated herein; provided further, that Puget and

WeCo acknowledge and affirm that, notwithstanding anything in this Section 9.1(f) to the contrary, Puget and WeCo intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that Puget and WeCo expect to derive from the Merger and other transactions contemplated hereby;

       (g) by WeCo, by written notice to Puget, if (i) there shall have been any breaches of the representations and warranties of Puget made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in a Puget Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Puget of notice in writing from WeCo, specifying the nature of such breaches and requesting that they be remedied, (ii) Puget shall have failed to perform and comply with in all material respects its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Puget of notice in writing from WeCo, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of Puget or any committee thereof (A) shall withdraw or modify in any manner materially adverse to WeCo its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon WeCo's request, (C) shall approve or recommend any acquisition of Puget or a material portion of its assets or any tender offer for shares of capital stock of Puget, in each case, by a party other than WeCo or any of its affiliates or
(D) shall resolve to take any of the actions specified in clause (A), (B) or
(C); or

       (h) by Puget, by written notice to WeCo, if (i) there shall have been any breaches of the representations and warranties of WeCo or WNG made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in a WeCo Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WeCo of notice in writing from Puget, specifying the nature of such breaches and requesting that they be remedied, (ii) WeCo or WNG shall have failed to perform and comply with in all material respects its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by WeCo of notice in writing from Puget, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of WeCo (A) shall withdraw or modify in any manner materially adverse to Puget its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon Puget's request, (C) shall approve or recommend any acquisition of WeCo or WNG or a material portion of their assets or any tender offer for shares of capital stock of WeCo, in each case by a party other than Puget or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or
(C).

SECTION 9.2  EFFECT OF TERMINATION

       In the event of termination of this Agreement by either Puget or WeCo and WNG pursuant to Section 9.1, there shall be no liability on the part of either Puget or WeCo and WNG or their respective officers or directors hereunder except as provided in Section 9.3, and except that (i) Section 7.18, Section 9.3,
Section 10.2, Section 10.8 and the agreement contained in the last sentence of
Section 7.1 shall survive any such termination and (ii) no such termination shall relieve any party from liability by reason of any willful breach of any representation, warranty or covenant contained in this Agreement.

SECTION 9.3  TERMINATION FEE; EXPENSES

       (a) Expenses Payable Upon Certain Breaches. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or (ii), then the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not to exceed $7 million in the aggregate; provided, however, that if this Agreement is terminated by a party as a result of a willful breach by the other party, (i) the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $7 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two and one-half years of such termination by the non-breaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the non-breaching party an additional fee equal to $15 million in cash; provided that in no event shall the additional termination fee provided for in Section 9.3(b) be payable if the additional fee referred to in this Section 9.3(a)(ii) has been paid.

       (b) Termination Fee in Certain Other Events. If (i) this Agreement (x) is terminated by any party pursuant to Section 9.1(e), or Section 9.1(f) or Section 9.1(g)(iii) or Section 9.1(h)(iii), (y) is terminated following a failure of the shareholders of any one of the parties to grant the necessary approvals described in Sections 4.13(a)(i), 4.13(b) and 5.13 ("Shareholder Disapproval"), or (z) is terminated as a result of such party's material breach of Section 7.4 and (ii) at the time of such termination or, in the case of any termination following a Shareholder Disapproval, prior to the meeting of such party's shareholders at which such Shareholder Disapproval occurred, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving such party (WeCo and WNG being considered a single party for purposes of this Section 9.3(b)), then the party which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Target Party") shall promptly (but not later than five business days after receipt of notice from the other party) pay to the other party, an amount in cash equal to all documented out-of-pocket fees and expenses incurred by the non-breaching party (including, without limitation, fees and expenses payable to all Representatives arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement). In addition, if within two and one-half years after any such termination the party which was the subject of the tender offer or offer or proposal with respect to a Business Combination or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Business Combination, will pay to the terminating party hereunder an additional fee equal to $15 million in cash.

       (c) Expenses. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

       (d) Limitation of Termination Fees. Notwithstanding anything herein to the contrary, the aggregate amount payable to WeCo and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the Puget Stock Option Agreement shall not exceed $20 million, and the aggregate amount payable to Puget and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the WeCo Stock Option Agreement shall not exceed $20 million (including in each case reimbursement for fees and expenses payable pursuant to this
Section 9.3). For purposes of this Section 9.3(d), the amount payable pursuant to the terms of the Puget Stock Option Agreement or the WeCo Stock Option Agreement, as the case may be, shall be the amount paid pursuant to Section 7(a)(i) and 7(a)(ii) thereof.

SECTION 9.4  AMENDMENT

       This Agreement may be amended by parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the shareholders of Puget, WeCo and WNG and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article II, (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Puget Common Stock, Puget Preferred Stock, WeCo Common Stock or WNG Preferred Stock, or (c) alter or change any term of the Articles of Incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9.5  WAIVER

       At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
       AGREEMENTS

       All representations, warranties, covenants and agreements in this Agreement shall not survive the Merger, except the covenants and agreements contained in this Article X and in Article II, the last sentence of Section 7.1,
Section 7.5, Section 7.9, Section 7.10, Section 7.11, Section 7.12, Section 7.14, Section 7.15, Section 7.16, Section 7.17 and Section 7.18, each of which shall survive in accordance with its terms.

SECTION 10.2  BROKERS

       Puget represents and warrants that, except for Morgan Stanley & Co. Incorporated, whose fees have been disclosed to WeCo prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Puget. WeCo and WNG represent and warrant that, except for Goldman, Sachs & Co., whose fees have been disclosed to Puget prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WeCo or WNG.

SECTION 10.3  NOTICES

       All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by overnight courier service (receipt confirmed in writing), (iii) delivered by facsimile transmission (with receipt confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)      If to Puget, to:

                         Puget Sound Power & Light Company
                         P.O. Box 97034
                         Bellevue, WA 98009-9734

                         Attention:       William S. Weaver
                         Telephone:       (206) 462-3162
                         Telecopy:        (206) 462-3686

                with a copy to:

                         Perkins Coie
                         1201 Third Avenue
                         Seattle, WA  98101

                         Attention:       Stephen A. McKeon, Esq.
                         Telephone:       (206) 583-8888
                         Telecopy:        (206) 583-8500

                and a copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         919 Third Avenue
                         New York, NY  10022

                         Attention:       Sheldon S. Adler, Esq.
                         Telephone:       (212) 735-3000
                         Telecopy:        (212) 735-2001

       (b)      If to WeCo and/or WNG, to:

                         Washington Energy Company
                         815 Mercer Street
                         Seattle, WA 98109

                         Attention:       James P. Torgerson
                         Telephone:       (206) 224-2358
                         Telecopy:        (206) 224-2435
                with a copy to:

                         Graham & James/Riddell Williams
                         1001 Fourth Avenue
                         Plaza Building, Suite 4400
                         Seattle, WA  98154

                         Attention:       Marion V. Larson, Esq.
                         Telephone:       (206) 389-1798
                         Telecopy:        (206) 389-1708

                and a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, NY  10017

                         Attention:       David B. Chapnick, Esq.
                         Telephone:       (212) 455-2530
                         Telecopy:        (212) 455-2502

SECTION 10.4  MISCELLANEOUS

       This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, the WeCo Stock Option Agreement and the Puget Stock Option Agreement; (b) shall not be assigned by operation of law or otherwise and
(c) shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts executed in and to be fully performed in such state, without giving effect to its conflicts of law, rules or principles.

SECTION 10.5  INTERPRETATION

       When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

SECTION 10.6  COUNTERPARTS; EFFECT

       This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 10.7  PARTIES IN INTEREST

       This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in
Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company (a) a majority of the WeCo Directors (or their successors) serving on the Board of Directors of the Company who are designated by WeCo pursuant to Section 7.14 shall be entitled during the three-year period commencing at the Effective Time (the "Three-Year Period") to enforce the provisions of Section 7.9, Section 7.10, Section 7.11, and Section 7.15 on behalf of the WeCo officers, directors and employees, as the case may be, and
(b) a majority of the Puget directors (or their successors) serving on the Board of Directors of the Company who are designated by Puget pursuant to Section 7.14 shall be entitled during the Three-Year Period to enforce the provisions of Sections 7.9, Section 7.10, Section 7.11, and Section 7.15 on behalf of the Puget officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all reasonable costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.7.

SECTION 10.8  REMEDIES

       The parties agree that irreparable damage would result if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the state of Washington or in Washington state court, this being in addition to any other remedy to which the parties are entitled at law or in equity.

       IN WITNESS WHEREOF, Puget, WeCo and WNG have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   PUGET SOUND POWER & LIGHT COMPANY


                                   By: /s/ Richard R. Sonstelie
                                       ----------------------------------------
                                       Name:  Richard R. Sonstelie
                                       Title: President and Chief Executive
                                              Officer

                                   WASHINGTON ENERGY COMPANY


                                   By: /s/ William P. Vititoe
                                       ----------------------------------------
                                       Name:  William P. Vititoe
                                       Title: Chairman, Chief Executive Officer
                                              and President

                                   WASHINGTON NATURAL GAS COMPANY


                                   By: /s/ William P. Vititoe
                                       ----------------------------------------
                                       Name:  William P. Vititoe
                                       Title: Chairman, Chief Executive Officer
                                              and President

                                                                     EXHIBIT 1.3
                              ARTICLES OF AMENDMENT
                                       OF
                        PUGET SOUND POWER & LIGHT COMPANY

     The following Articles of Amendment are executed by the undersigned, a Washington corporation:

     1. Name. The name of the corporation is Puget Sound Power & Light Company.

     2. Text of Amendments. Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, the Articles of Incorporation of the corporation are amended as follows:

     a.   Article I is amended to read as follows:

     The name of this Corporation is                 .
                                     ----------------

     b.   Article V is amended to read as follows:

     The total authorized shares of this Corporation shall consist of One Hundred Twenty-Five Million (125,000,000) shares of Common Stock, stated value $10 per share, Three Million (3,000,000) shares of Preferred Stock having a par value of One Hundred Dollars per share, Thirteen Million (13,000,000) shares of Preferred Stock having a par value of Twenty-Five Dollars per share and Seven Hundred Thousand (700,000) shares of Preference Stock having a par value of Fifty Dollars per share.

     3. Exchange, Reclassification or Cancellation. The amendments do not provide for any exchange, reclassification or cancellation of issued shares.

     4. Date of Adoption. The date of the adoption of the amendment to Article V
by the shareholders of the corporation is              1996.
                                          -------------

     5. Shareholder Approval. The amendment to Article I does not require shareholder approval, as provided in RCW 23B.10.020. The amendment to Article V was duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     These Articles of Amendment are executed by said corporation by its duly authorized officer.

                       ___________________________ COMPANY

                STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
                    THE SERIES II CUMULATIVE PREFERRED STOCK
                                 ($25 PAR VALUE)

                     --------------------------------------

         Pursuant to Section 23B.06.020 of the Washington Business Corporation Act, ____________________ (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on ______________, 1996, the following resolution was duly adopted:

                  RESOLVED - That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $25 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption and the amount payable upon shares in event of voluntary or involuntary liquidation, as follows:

                  1. Designation. The shares of such series shall be designated "7.45% Preferred Stock, Series II ($25 par value)" (the "Series II Preferred Stock" herein) and the number of shares constituting such series shall be 2,400,000.

                  2. Dividends. The holders of the Series II Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles, at a rate of 7.45% per annum of the par value per share. Dividends shall be cumulative and shall commence to accrue from the date of the last dividend payment on the Washington Natural Gas Company 7.45% Series II Preferred Stock which was converted into the right to receive the Series II Preferred Stock pursuant to the Agreement and Plan of Merger by and among the Company, Washington Energy Company and Washington Natural Gas Company dated as of October 18, 1995. The first dividend date shall be

         ____________, and dividends shall be payable each April 1, July 1, October 1 and January 1 thereafter.

                  3. Redemption. The Series II Preferred Stock will not be subject to redemption prior to November 1, 2003. At any time on or after November 1, 2003, the Series II Preferred Stock may be redeemed, at the election of the Company, in the manner provided in Article VI,
         Section 5 of the Articles, as a whole or from time to time in part, at par value per share; in each case together with accrued and unpaid dividends thereon to the date designated for redemption (sometimes in the Articles called the "optional redemption date"). Prior notice of any redemption pursuant to this paragraph 3 shall be given by first-class mail, postage prepaid, by the Company in the manner provided in Article VI, Section 5 of the Articles. All redemptions shall be pro rata, as nearly as possible, among the holders of Series II Preferred Stock then outstanding, according to the number of shares held by each.

                  4. Further Issuances. All shares of Series II Preferred Stock redeemed, purchased or otherwise acquired and retired by the Company shall be cancelled and shall not be reissued; and, so long as any shares of the Series II Preferred Stock are outstanding, the Company shall not issue any of its authorized and unissued shares as additional shares of Series II Preferred Stock.

                  5. Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series II Preferred Stock shall be entitled to receive, for each share thereof, the sum of $25 together with accrued and unpaid dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series II Preferred Stock; but the holders of the Series II Preferred Stock shall be entitled to no further participation in such distribution.

                  6. Sinking Fund. The Series II Preferred Stock shall not be entitled to the benefits of a sinking fund.

                  7. Conversion. The shares of the Series II Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of $25 par value Preferred Stock of the Company of any other series or into any other type of securities.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized
officers and its corporate seal to be affixed hereto, this            day of
        , 1996.                                            -----------
--------
                                       -----------------------------


                                       By
                                         ---------------------------


                                       By
                                         ---------------------------

                       ___________________________ COMPANY

                STATEMENT OF RELATIVE RIGHTS AND PREFERENCES FOR
                   THE SERIES III CUMULATIVE PREFERRED STOCK
                                 ($25 PAR VALUE)

                  --------------------------------------------

         Pursuant to Section 23B.06.020 of the Washington Business Corporation Act, ____________________ (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on ______________, 1996, the following resolution was duly adopted:

                  RESOLVED - That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $25 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption and the amount payable upon shares in event of voluntary or involuntary liquidation, as follows:

                  1. Designation. The shares of such series shall be designated "8.50% Preferred Stock, Series III ($25 par value)" (the "Series III Preferred Stock" herein) and the number of shares constituting such series shall be 1,200,000.

                  2. Dividends. The holders of the Series III Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles, at a rate of 8.50% per annum of the par value per share. Dividends shall be cumulative and shall commence to accrue from the date of the last dividend payment on the Washington Natural Gas Company 8.50% Series III Preferred Stock which was converted into the right to receive the Series III Preferred Stock pursuant to the Agreement and Plan of Merger by and among the Company, Washington Energy Company and Washington Natural Gas Company dated as of October 18, 1995. The first dividend date shall be

         ____________, and dividends shall be payable each April 1, July 1, October 1 and January 1 thereafter.

                  3. Redemption. The Series III Preferred Stock will not be subject to redemption prior to September 1, 1999. At any time on or after September 1, 1999, the Series III Preferred Stock may be redeemed, at the election of the Company, in the manner provided in
         Article VI, Section 5 of the Articles, as a whole or from time to time in part, at par value per share; in each case together with accrued and unpaid dividends thereon to the date designated for redemption (sometimes in the Articles called the "optional redemption price"). Prior notice of any redemption pursuant to this paragraph 3 shall be given by first-class mail, postage prepaid, by the Company in the manner provided in Article VI, Section 5 of the Articles. All redemptions shall be pro rata, as nearly as possible, among the holders of Series III Preferred Stock then outstanding, according to the number of shares held by each.

                  4. Further Issuances. All shares of Series III Preferred Stock redeemed, purchased or otherwise acquired and retired by the Company shall be cancelled and shall not be reissued; and, so long as any shares of the Series III Preferred Stock are outstanding, the Company shall not issue any of its authorized and unissued shares as additional shares of Series III Preferred Stock.

                  5. Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series III Preferred Stock shall be entitled to receive, for each share thereof, the sum of $25 together with accrued and unpaid dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series III Preferred Stock; but the holders of the Series III Preferred Stock shall be entitled to no further participation in such distribution.

                  6. Sinking Fund. The Series III Preferred Stock shall not be entitled to the benefits of a sinking fund.

                  7. Conversion. The shares of the Series III Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of $25 par value Preferred Stock of the Company of any other series or into any other type of securities.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized
officers and its corporate seal to be affixed hereto, this             day of
        , 1996.                                            -----------
--------

                                      -----------------------


                                      By
                                        ---------------------------------


                                      By
                                        ---------------------------------

                                                                     EXHIBIT 7.8



                                     [DATE]

Puget Sound Power & Light Company
P.O. Box 97034
Bellevue, WA 98009-9734
Attn:  William S. Weaver

Dear Sirs:

         I have been advised that I may be considered an "affiliate" of Washington Energy Company ("WeCo"). Pursuant to the Agreement and Plan of Merger by and among WeCo, Washington Natural Gas Company and Puget Sound Power & Light Company ("Puget") dated as of October 18, 1995 (the "Merger Agreement"), I may receive shares of common stock of Puget ("Puget Shares") in exchange for the shares of common stock of WeCo owned by me at the effective date of the merger provided for in the Merger Agreement (the "Merger").

         I represent and warrant to, and agree with, Puget that:

                           A. I have been advised that the offering, sale and
                  delivery of the Puget Shares to me pursuant to the Merger have been registered under the Securities Act of 1933, as amended (the "Securities Act") on a Registration Statement on Form S-4. I have also been advised, and agree, however, that since I may be considered an "affiliate" of WeCo at the time the Merger Agreement is submitted for a vote of the shareholders of WeCo, any public offering or sale by me of any of the Puget Shares will, under current law, require either (i) the further registration under the Securities Act of the Puget Shares to be offered and sold, (ii) compliance with Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or (iii) the availability of another exemption from such registration under the Securities Act.

                           B. I have read this letter agreement and the Merger
                  Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or

[DATE]
Page 2


                  otherwise dispose of the Puget Shares, to the extent I felt necessary, with my counsel or counsel for WeCo.

                           C. I understand that, except as otherwise agreed by
                  Puget in writing, Puget is under no obligation to register the sale, transfer or other disposition of the Puget Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                           D. I will not make any sale, transfer or other
                  disposition of Puget Shares in violation of the Securities Act or the rules and regulations promulgated by the commission thereunder.

         I further represent and covenant with Puget that I will not sell, pledge, transfer or otherwise dispose of or in any other way reduce my risk relative to any Puget Shares received by me in the Merger (within the meaning of the Commission's Codification of Financial Reporting Policies Section 201.01 (reprinted in 7 Fed. Sec. L. Rep. (CCH) Paragraph 72,951), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published by Puget in a Form 10-K, 10-Q, 8-K or any other public filing or announcement which includes the combined post-merger results of operations of Puget and WeCo, except for transfers and other dispositions, that, taking into account the actions of other affiliates of WeCo, will not prevent Puget from accounting for the Merger as a pooling of interests.

         This letter constitutes the complete understanding between Puget and me concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of Washington.

[DATE]
Page 3


                                                     Very truly yours,


ACCEPTED:

PUGET SOUND POWER & LIGHT COMPANY

By:
   ------------------------------------

                                                                  EXHIBIT 7.16.1


                              EMPLOYMENT AGREEMENT

                                    Between


                       PUGET SOUND POWER & LIGHT COMPANY

                                      And

                              RICHARD R. SONSTELIE

                                October 18, 1995

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of October, 1995 (the "Effective Date"), between PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation (the "Company"), and RICHARD R. SONSTELIE (the "Employee"). The term "Parties" refers to the Company and the Employee.

                                    RECITALS

         A. Employee is currently serving as President and Chief Executive Officer of the Company;

         B. Pursuant to an Agreement and Plan of Merger, dated as of October 18, 1995, by and among the Company, Washington Energy Company ("WECO") and Washington Natural Gas Company ("WNG") (the "Merger Agreement"), WECO and WNG have agreed to merge with and into the Company;

         C. The Company wishes to continue to employ the Employee as its Chief Executive Officer, and the Employee wishes to accept such employment;

         D. The Parties have reached agreement on the terms and conditions of such employment, and believe that it is in their mutual best interests to enter into a written agreement that specifies those terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.       EMPLOYMENT

         The Company hereby agrees to employ Employee and to perform the obligations of the Company under this Agreement. Employee hereby accepts employment by the Company and agrees to perform the obligations of Employee under this Agreement.

2.       TERM

         This Agreement shall commence on the date hereof and shall terminate on the fourth anniversary of the consummation of the Merger pursuant to the Merger Agreement (the "Term"), subject to earlier termination as provided in
Section 10 (Termination Prior to the End of the Term).

3.       DUTIES

         From the date hereof to the consummation of the Merger pursuant to the Merger Agreement, Employee shall serve as President and Chief Executive Officer of the Company. Effective as of the consummation of the Merger, Employee shall serve as the Chairman and Chief Executive Officer of the Company. Employee shall faithfully and diligently perform such duties and exercise such powers as:

                  (i) Are set forth in the description of duties of the President and Chief Executive Officer, or the Chairman and Chief Executive Officer, as applicable, in the Bylaws of the Company (which may be amended by the Company from time to time);

                 (ii) Are customarily expected of the Chairman and Chief Executive Officer of business organizations which are similar to the Company; and

                (iii) May from time to time be properly assigned to him by the Board of Directors of the Company. At the request of the Board of Directors of the Company, Employee also shall serve as an officer or as a member of the Board of Directors of any of the Company's subsidiaries and affiliates, without additional compensation.

4.       EXTENT OF SERVICES

         Employee shall devote his full working time, attention and skill to the duties and responsibilities set forth in Section 3 ("Duties"). Employee may participate in other businesses as an outside director or investor, provided that:

                  (i) Employee shall not actively participate in the operation or management of such businesses; and

                 (ii) Employee shall not, without the prior approval of the Board of Directors of the Company, make or maintain any investment in any entity with which the Company has a commercial relationship of any kind, including that of lessor, partner, investor, vendor, supplier, consultant or otherwise, or an entity which is in direct competition with the Company.

5.       SALARY

         In consideration for the performance of Employee's obligations under the Agreement, the Company shall pay Employee an annual salary of $400,000, which salary shall be subject to prospective adjustment from time to time by the Board of Directors of the Company (the "Board of Directors"), in its sole discretion, but shall not be reduced during the term of this Agreement. Employee's salary shall be paid in installments in accordance with the Company's payroll policy for other employees.

6.       INCENTIVE COMPENSATION

         The Employee shall participate in the Company's annual and long-term incentive compensation programs which may include a pay-at-risk plan, stock-based awards, stock options, stock appreciation rights, and other forms of compensation. Employee is familiar with the Company's incentive programs, and acknowledges that any benefits that may be granted to Employee under the incentive programs are subject to the approval of the Board of Directors or the Compensation Committee appointed by the Board of Directors, in the exercise of its sole discretion.

7.       VACATION AND OTHER BENEFITS

         Employee shall be entitled to paid time off in accordance with Company policies. Employee shall be entitled to participate in the Company's Retirement Plan, the Investment Plan, the Deferred Compensation Plan for Key Employees, and the Supplemental Retirement Plan for Officers, in accordance with their terms, each of which may be amended from time to time. The Company shall provide Employee with medical, life and disability insurance benefits for Employee with terms and provisions substantially as favorable to Employee, as of the Effective Date, as those provided to other executive employees of the Company at that date. The Company may prospectively amend, eliminate or add to the insurance and benefit programs at any time, in its sole discretion.

8.       CLUB DUES

         The Company shall pay on behalf of Employee monthly dues and other charges in connection with membership in clubs, so as to permit Employee to conduct Company business and represent the Company in the business community.

9.       EXPENSES

         The Company shall, upon receipt of adequate supporting documentation, reimburse Employee for reasonable expenses incurred by Employee in promoting the business of the Company, subject to the Company's expense reimbursement policies, which may be amended from time to time.

10.      TERMINATION PRIOR TO THE END OF THE TERM

         10.1 The Company may terminate this Agreement for cause prior to the end of the Term. The term "for cause" shall mean a termination based on a determination by the Board of Directors that Employee has: committed an act of dishonesty related to his employment; obtained any benefit of money or other property in connection with his employment to which he was not entitled; refused to comply with a lawful directive of the Board of Directors; or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement. The Company shall not terminate this Agreement for cause unless a determination has been made by majority vote of the Board of Directors at a lawfully called meeting at which Employee shall be entitled to be told of the reasons for the termination and given an opportunity to personally respond to the reasons provided by the Board of Directors. In the event of termination of this Agreement by the Company for cause, Employee shall be paid all compensation and benefits earned through the date of termination, the Company shall not be obligated to provide any further compensation or benefits to him under the Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under
Section 12 (Indemnification) and Employee's obligations under Section 13 (Confidentiality) and Section 14 (Noncompetition).

         10.2 The Company may, at its option and at any time, terminate this Agreement prior to the end of the term, without cause. In the event that the Company exercises this right, Employee shall be entitled to receive: all compensation and benefits earned through the date of termination; and a continuation of his salary for the balance of the term of this Agreement, at the level in effect as of the date of termination. In that event, the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 11

(Change in Control) and Section 12 (Indemnification) and the Employee's obligations under Section 13 (Confidentiality) and Section 14 (Noncompetition).

         10.3 This Agreement shall terminate in the event Employee dies, or is unable to perform his duties as a result of a physical or mental disability at any time during the term of this Agreement. In the event of a termination under this subsection, Employee or his estate shall be paid all compensation and benefits earned through the date of such termination, including pro-rated payments under incentive compensation programs described in Section 6, and shall be entitled to receive benefits under any salary continuation plan that the Company may have in effect as of the date of such termination, the Company shall have no further obligations to provide compensation or benefits to him or his estate under this Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 12 (Indemnification) and the Employee's obligations, if he is still living, under Section 13 (Confidentiality) and Section 14 (Noncompetition). For purposes of this Agreement, Employee shall be deemed to be disabled when each of the following conditions are met:

                  (i) The Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him by this Agreement;

                 (ii) Employee's physical or mental incapacity shall exist or shall be reasonably expected to exist for more than 90 days in the aggregate during any period of 12 consecutive calendar months; and

                (iii) Such physical or mental incapacity is independently diagnosed by a qualified medical practitioner.

11.      CHANGE IN CONTROL

         11.1 The provisions of this Section shall survive the expiration of the term of this Agreement, but shall not be effective in the event of a termination of this Agreement prior to the end of the term for cause, in accordance with subsection 10.1, or as a result of the death or incapacity of Employee in accordance with subsection 10.3. The provisions of this Section shall remain in effect for a period of three years (the "Extended Benefit Period") following the date either the Company or Employee provides written notice to the other of its/his intent to terminate the provisions of this Section ("Notice of Termination of Extended Benefits"). A Notice of Termination of Extended Benefits may be given during the term of this Agreement, or thereafter, but the Extended Benefit Period may not end prior to the end of the term of this Agreement. Notwithstanding any other provision of this Section, the Extended Benefit Period shall terminate when Employee reaches the Normal Retirement Date as that term is defined in the Company's Retirement Plan (the "Normal Retirement Date").

         11.2 The Board of Directors, in the exercise of its responsibility to serve the best interests of the shareholders of the Company, may at any time consider a merger or acquisition proposal that could result in a Change of Control of the Company. In order to avoid any adverse affect on Employee's performance under this Agreement that might be caused by uncertainties concerning his tenure and treatment by the Company in the event of such a Change in Control, the Company has agreed to provide certain benefits to Employee in certain circumstances involving a Change of Control of the Company in accordance with the provisions of this Section. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following actions or events:

                  (i) The acquisition of any person (which, for purposes of this Agreement, shall include a natural person, corporation, partnership, association, joint stock company, trust fund or organized group of persons) of the power, directly or indirectly, to exercise a controlling influence over the management or policies of the Company (either alone or pursuant to an arrangement or understanding with one or more other persons), whether through the ownership of voting securities through one or more intermediary persons, by contract or otherwise; or

                 (ii) The acquisition by a person (whether alone or pursuant to an arrangement or understanding with one or more other persons) of the ownership or power to vote 25% or more of the outstanding voting securities of the Company; or

                (iii) During a period of six years after the acquisition by any person, directly or indirectly, of the ownership or power to vote 10% or more of the outstanding voting securities of the Company, the ceasing of the individuals who prior to such acquisition were directors of the Company (the "Prior Directors") to constitute a majority of the Board of Directors, unless the nomination of each new director was approved by a vote of a majority of the Prior Directors.

         11.3 In the event of a Change in Control during the term of this Agreement, or a Change in Control following the expiration of the term, but during the Extended Benefit Period, which in either event is followed by a Material Adverse Change in the terms of Employee's employment, as that term is defined in Section 11.4, which results in the termination, by Employee or the Company, of Employee's employment by the Company, shall entitle Employee to receive the benefits described in Subsection 11.5.

         11.4 For purposes of this Section, any of the following shall constitute a Material Adverse Change in the terms of Employee's employment:

                  (i) A material change in Employee's Duties, without Employee's express consent;

                 (ii) A reduction in Employee's base salary in effect prior to the Change in Control, unless such reduction is applied to all officers of the Company, does not exceed the average percentage reduction in base salary for all officers of the Company and is not greater than a reduction of 25%;

                (iii) Failure by the Company to increase Employee's base salary each year following a Change in Control, by an amount which equals at least one-half of the average percentage increase in base salary for all officers of the Company and its subsidiaries or a parent or successor of the Company during the prior two full calendar years;

                 (iv) Failure by the Company to maintain any employee benefits to which Employee is entitled prior to the Change in Control at a level equal to or greater than those in effect prior to the Change in Control, through the continuation of the same or substantially similar programs and policies or the taking of any action by the Company that would adversely affect Employee's participation in or materially reduce Employee's benefits under any such plans, programs or policies, or deprive Employee of any fringe benefits enjoyed by Employee prior to the Change in Control, unless such a reduction in benefits is nondiscriminatory as to Employee and is applied generally to all officers and management employees of the Company, its subsidiaries and affiliates and any parent or successor of the Company.

                  (v) The failure by the Company to provide Employee with the number of paid vacation days to which Employee would be entitled as a salaried employee of the Company, its subsidiaries or affiliates or any parent or successor of the Company on a nondiscriminatory basis;

                 (vi) The requirement by the Company that Employee relocate his residence or office anywhere outside of the Seattle/Bellevue metropolitan area, except for required travel on the Company's business to the extent consistent with Employee's duties;

                (vii) Any purported termination of employment by the Company other than for cause as defined in Section 10.1, or death or disability as defined in Section 10.3, or prior to the Employee's Normal Retirement Date.

         11.5 In the event of a termination of Employee's employment as described in Subsection 11.4, the Company shall provide to Employee the following benefits for the balance of the Extended Benefit Period:

                  (i) Employee's full base salary earned through the termination date, plus payment for all accrued vacation and any deferred compensation to which Employee is entitled for the fiscal year most recently ended prior to Employee's termination, and Employee's pro rata share of any compensation under any Company plan which has accrued through the date of termination, regardless of whether such amounts are vested or are payable in the year of termination; plus

                 (ii) Within 30 days following the date of termination, an amount equal to the sum of Employee's annual base salary at the rate in effect as of the date of termination, plus the amount of any additional compensation awarded to Employee for the year most recently ended, including any sums awarded under an annual wage accumulation plan, multiplied by number of years (prorated for any partial years) remaining between the date of termination and the end of the Extended Benefit Period. The Company's obligation to pay this amount shall not be affected by any alternative employment that Employee may obtain.

                (iii) The Company shall maintain in full force and effect for the remaining term of the Extended Benefit Period all employee benefit plans, programs and policies, including any life or health insurance plans in which Employee was entitled to participate immediately prior to termination, provided that Employee is qualified to participate under the general terms and provisions of such plans, programs and policies. In the event that Employee's participation in any such plan, program or policy is not possible under its terms and conditions, the Company shall at its option either arrange for Employee to receive benefits substantially similar to those which Employee would have been entitled to receive under each plan, program or policy, or pay to employee an amount equal to the premiums that the Company would pay on Employee's behalf for participation in such plan, program or policy. At the end of the period of coverage, Employee will have the option to receive an assignment at no cost, and with no apportionment of prepaid premiums, any assignable insurance policies owned by the Company and relating to Employee, and to take advantage of any conversion privileges pertinent to the benefits available under Company policies.

                 (iv) In addition to the regular payment of benefits to which Employee is entitled under the retirement plans or programs in effect on the date of Employee's termination, which shall not be affected by such termination, the Company shall pay to Employee in cash at the Normal Retirement Date, an amount equal to the actuarial equivalent of the additional retirement compensation to which Employee would have been entitled under the terms of such retirement plans or programs (without regard to vesting) had Employee continued in the employ of the Company during the balance of the Extended Benefit Period at Employee's base salary rate as of the date of termination, provided that payment shall not extend beyond Employee's Normal Retirement Date. For purposes of this calculation, the actuarial equivalent shall be determined by assuming survival to age 80.

                  (v) Employee shall waive all rights to receive shares of common stock of the Company issuable upon exercise of options ("Options"), if any, granted to employee under the Company's long-range incentive compensation plans. In return for that waiver, Employee shall be entitled to receive, within 30 days following the date of termination, a payment equal to the difference between the exercise price of all options held by Employee, whether or not then fully exercisable, and the higher of (1) the average of the high and low sale prices of the Company's stock on the New York Stock Exchange in each of the twenty business days preceding the date of termination or (2) the highest price per share actually paid for any of the Company Shares in connection with any Change in Control of the Company.

                 (vi) Notwithstanding any other provisions of this Agreement, if any severance benefits under Section 11 of this Agreement, together with any other Parachute Payments (as defined under Internal Revenue Code Section 280(G)(b)(2)) made by the Company to Employee, if any, are characterized as Excess Parachute Payments (as defined in Internal Revenue Code, Section 280(G)(b)(1)), then the Company shall pay to Employee, in addition to the payments to be received under this Section, an amount equal to the excise taxes imposed by Section 4999 of the Code on Employee's Excess Parachute Payments, plus an amount equal to the federal and, if applicable, state income taxes which will be payable to Employee as a result of this additional payment.

12.      INDEMNIFICATION

         The Company shall defend, indemnify and hold Employee harmless from any and all liabilities, obligations, claims or expenses which arise in connection with or as a result of Employee's service as an officer or employee (or director if Employee is elected and serves as a director) of the Company and/or any of its affiliates and subsidiaries to the fullest extent allowed by law; provided, that the Company shall not be obligated to defend, indemnify or hold Employee harmless from any liabilities, obligations, claims or expenses which result from Employee having committed an act of dishonesty, obtained any benefit of money or other property to which he was not entitled, refused to comply with a lawful directive of the Board of Directors, or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement.

13.      CONFIDENTIALITY

         Employee shall not, during the term of this Agreement or thereafter, use for his own purposes or disclose to any other person or entity any confidential information concerning the Company, its affiliates or subsidiaries, or any of their business operations, except as may be consistent with his duties hereunder or as may be required by order of a court of competent jurisdiction. Confidential information shall include, without limitation, any information, formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities.

14.      NONCOMPETITION

         14.1 During the term of his employment with the Company, Employee shall comply with his fiduciary obligations as an officer of the Company, and shall comply with the restrictions contained in Section 4.

         14.2 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, without the prior written consent of the Company which shall not be unreasonably withheld, participate in or perform services, whether directly or indirectly, as a director, officer, employee, owner, partner, agent, consultant, lessor, creditor or otherwise, for any person, or entity engaged in the same or similar business as the Company or any of the Company's affiliates or subsidiaries is engaged in at any time during the term of this Agreement and that provides products or services of the type provided by the Company or any of its affiliates or subsidiaries to any person or entity located in the states of Washington, Oregon or Idaho that was a customer of the Company while Employee was employed by the Company.

         14.3 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, directly or indirectly: solicit for employment any employee of the Company; attempt to persuade or entice any employee of the Company to terminate his or her employment; or persuade or attempt to persuade, any person or company to terminate, cancel, rescind or revoke its business or contractual relationships with the Company.

         14.4 Employee agrees that damages for breach of the covenants contained in this Section would be difficult to determine and therefore agrees that these provisions may be enforced by temporary or permanent injunction.
The right to such injunctive relief shall be in addition to and not in place of any other remedies to which the Company may be entitled. Employee agrees that any profits made or benefits obtained by Employee in violation of his obligations under this Section shall be held by Employee in constructive trust for, and shall be promptly paid to, the Company.

         14.5 Employee agrees that the provisions of this Section are reasonable. However, if any court of competent jurisdiction determines that any provision within this Section is unreasonable in any respect, the Parties intend that this Section should be enforced to the fullest extent allowed by such court.

15.      ARBITRATION

         Any dispute between the Parties hereto with respect to any of the matters set forth herein shall be submitted to binding arbitration in King County, state of Washington. Either Party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the Parties are unable to agree on an arbitrator within 30 days following delivery of such notice, the arbitrator shall be selected by a Judge of the Superior Court of the State of Washington for King County upon three days' notice. Discovery shall be allowed in connection with any such arbitration to the same extent permitted by the Washington Rules of Civil Procedure but either Party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator shall determine the extent of discovery allowable in connection with the dispute in question. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect for expedited proceedings. The award of the arbitrator shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. The arbitrator shall hold a hearing, at which the Parties may present evidence and argument, within 30 days of his or her appointment, and shall issue an award within 15 days of the close of the hearing. In any such arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees, and the nonprevai1ing Party shall pay all costs of arbitration, but if neither Party is determined to be the prevailing Party, each Party shall bear its own costs and attorneys' fees and one-half of the costs of arbitration. Nothing contained in this Section shall prevent either Party from seeking a temporary restraining order, preliminary injunction or similar injunctive relief from a court of competent jurisdiction to enforce the provisions of this Agreement. In the event that either Party institutes an action in court for such relief or to compel arbitration to, or enforce an award of arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees.

16.      NOTICES

         All notices or other communications required or permitted by this Agreement shall be in writing and shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

         If to Employee, to:

                 Richard R. Sonstelie
                 P.O. Box 97034
                 Bellevue, Washington  98009-9734
                 Facsimile:       (206) 462-3300

         If to Company:

                 Puget Sound Power & Light Company
                 P.O. Box 97034
                 Bellevue, Washington  98009-9734
                 Attention:       Corporate Secretary
                 Facsimile:       (206) 462-3300

         Any such notice or communication shall be deemed to have been given as of the date mailed. Any address may be changed by giving written notice of such change in the manner provided herein for giving notice.

17.      WAIVER OF BREACH

         The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

18.      ASSIGNMENT

         This Agreement is for personal services. Neither Party may assign its rights or delegate its duties hereunder without the prior written consent of the other Party.

19.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding of the Parties with regard to the subject matter of this Agreement and may only be changed by written agreement signed by both Parties. Any and all prior discussions, negotiations, commitments and understandings related thereto are merged herein.

20.      BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the respective Parties, and their legal representatives, successors, permitted assigns and heirs.

21.      LAW

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws and irrespective of the fact that any one of the Parties is now or may become a resident of a different state.

22.      VALIDITY

         In case any term of this Agreement shall be invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

                                               "Company"

                                               PUGET SOUND POWER & LIGHT COMPANY



                                               By
                                                 -------------------------------



                                               "Employee"




                                               ---------------------------------
                                               Richard R. Sonstelie

                                                                  EXHIBIT 7.16.2


                              EMPLOYMENT AGREEMENT

                                    Between

                       PUGET SOUND POWER & LIGHT COMPANY

                                      And

                               WILLIAM P. VITITOE

                                October 18, 1995

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of October, 1995 between PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation (the "Company") and WILLIAM P. VITITOE ("Employee"). The term "Parties" refers to the Company and the Employee.

                                    RECITALS

         A. Employee is currently serving as Chairman, President and Chief Executive Officer of Washington Energy Company ("WECO") and Washington Natural Gas Company ("WNG") pursuant to the terms of an Employment Agreement dated January 15, 1994 (the "WECO Employment Agreement");

         B. Pursuant to an Agreement and Plan of Merger, dated as of October 18, 1995, by and among the Company, WECO and WNG (the "Merger Agreement"), WECO and WNG have agreed to merge with and into the Company;

         C. Effective upon the consummation of the Merger pursuant to the terms of the Merger Agreement (the "Effective Date"), the Company wishes to employ the Employee as its President and Chief Operating Officer, and the Employee wishes to accept such employment;

         D. The Parties have reached agreement on the terms and conditions of such employment, and believe that it is in their mutual best interests to enter into a written agreement that specifies those terms and conditions and that amends the terms of the WECO Employment Agreement;

         E. The Parties agree that upon the Effective Date, a Change of Control of WECO and a Material Adverse Change in the terms of Employee's employment will have occurred under the terms of the WECO Employment Agreement. This Agreement is intended to preserve for the Employee benefits substantially equivalent to those provided in the WECO Employment Agreement upon a Change of Control and a Material Adverse Change, in the event that prior to the expiration of the Term the Employee terminates his employment with the Company for any reason or the Company terminates the employment of the Employee without cause.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.       EMPLOYMENT

         The Company hereby agrees to employ Employee on the Effective Date and to perform the obligations of the Company under this Agreement. Employee hereby accepts employment by the Company on the Effective Date and agrees to perform the obligations of Employee under this Agreement.

2.       TERM

         The employment of Employee by the Company under this Agreement shall commence on the Effective Date and shall terminate on the fourth anniversary of the Effective Date (the "Term") subject to earlier termination as provided in
Section 13 (Termination Prior to the End of the Term). For all periods prior to, but not including, the Effective Date, the WECO Employment Agreement shall remain in full force and effect. As of the Effective Date, the WECO Employment Agreement shall terminate and be of no force and effect. If the Effective Date does not occur because the Merger Agreement is terminated, then at the time of such termination this Agreement shall be deemed cancelled and of no force and effect and the WECO Employment Agreement shall remain in full force and effect.

3.       DUTIES

         From and after the Effective Date, Employee shall serve as the President and Chief Operating Officer of the Company , and shall faithfully and diligently perform such duties and exercise such powers as:

                  (i) May be set forth in the description of duties of the President and Chief Operating Officer in the Bylaws of the Company (which may be amended by the Company from time to time);

                 (ii) Are customarily expected of the President and Chief Operating Officer of business organizations which are similar to the Company; and

                (iii) May from time to time be properly assigned to him by the Board of Directors or the Chief Executive Officer of the Company. At the request of the Board of Directors of the Company, Employee also shall serve as an officer or as a member of the Board of Directors of any of the Company's subsidiaries and affiliates, without additional compensation.

4.       EXTENT OF SERVICES

         Employee shall devote his full working time, attention and skill to the duties and responsibilities set forth in Section 3 ("Duties"). Employee may participate in other businesses as an outside director or investor, provided that:

                  (i) Employee shall not actively participate in the operation or management of such businesses; and

                 (ii) Employee shall not, without the prior approval of the Board of Directors of the Company, make or maintain any investment in any entity with which the Company has a commercial relationship of any kind, including that of lessor, partner, investor, vendor, supplier, consultant or otherwise, or an entity which is in direct competition with the Company.

5.       SALARY

         In consideration for the performance of Employee's obligations under the Agreement, the Company shall pay Employee an initial salary of Three Hundred Fifty Thousand Dollars ($350,000) per year, which salary shall be subject to prospective adjustment from time to time by the Board of Directors of the Company (the "Board of Directors"), in its sole discretion, but shall not be reduced during the term of this Agreement. Employee's salary shall be paid in installments in accordance with the Company's payroll policy for other employees.

6.       INCENTIVE COMPENSATION

         The Employee shall participate in the Company's annual and long-term incentive compensation programs which may include a pay-at-risk plan, stock-based awards, stock options, stock appreciation rights, and other forms of compensation. Employee is familiar with the Company's incentive programs, and acknowledges that any benefits that may be granted to Employee under the incentive programs are subject to the approval of the Board of Directors or the Compensation Committee appointed by the Board of Directors, in the exercise of its sole discretion.

7.       STOCK OPTIONS

         As provided in the Merger Agreement, on the Effective Date each outstanding option held by Employee to purchase shares of WECO common stock, together with any tandem stock appreciation right (each, a "WECO stock Option"), shall become an option to purchase shares of the Company's common stock, and a tandem stock appreciation right, on the same terms and condition as were applicable under such WECO Stock Option, based on the number of shares of the Company's common stock which the Employee would have been entitled to receive pursuant to the Merger has the Employee exercised the WECO Stock Option in full immediately prior to the Effective Date, provided, that the number of shares, the option price and the terms and conditions of exercise of such option shall be determined in a manner that preserves both (a) the aggregate gain (or loss) on the WECO Stock Option immediately prior to the Effective Date and (b) the ratio of the exercise price per share to the fair market value (determined immediately prior to the Effective Date) per share subject to such option.

8.       VACATION AND OTHER BENEFITS

         Employee shall be entitled to five weeks of paid vacation each year, in addition to the holidays observed by the Company for its employees in general. Vacation or holiday time that is not taken shall not be carried into the next calendar year. Employee shall be entitled to participate in the Company's Retirement Plan, the Investment Plan, the Deferred Compensation Plan for Key Employees, and the Supplemental Retirement Plan for Officers, in accordance with their terms, each of which may be amended from time to time. The Company, as successor to WNG, hereby assumes WNG's obligations to the Employee under the Executive Retirement Compensation Agreement between WNG and the Employee, dated as of January 15, 1994 (the "WNG Retirement Agreement"), a true copy of which is attached as Attachment B to the WECO Employment Agreement. The Company agrees to be bound by the terms of the WNG Retirement Agreement; provided, that the WNG Retirement Agreement shall be deemed an individual contract providing supplemental pension benefits, for purposes of the offsets to benefits under Section 3.1(c) of the Company's Supplemental Retirement Plan for Officers. The Company shall provide Employee with medical, life and disability insurance benefits for Employee with terms and provisions substantially as favorable to Employee, as of the Effective Date, as those provided to other executive employees of the Company at that date. The Company may prospectively amend, eliminate or add to the insurance and benefit programs at any time, in its sole discretion.

9.       AUTOMOBILE

         The Company shall provide Employee with the use of an automobile to conduct Company business. The Company shall pay all expenses incurred in purchasing or leasing the automobile, and shall in addition either pay or reimburse Employee for all reasonable expenses incurred for maintenance, service and fuel costs for the automobile on the same basis as for other executive employees of the Company. Employee shall maintain adequate records to reflect any personal use of the automobile.

10.      CLUB DUES

         The Company shall pay on behalf of Employee monthly dues and other charges in connection with membership in clubs, so as to permit Employee to conduct Company business and represent the Company in the business community.

11.      HOUSING LOAN

         The Parties acknowledge that the WECO Employment Agreement provided for a secured, interest-free housing loan for $1,000,000 to the Employee, which loan has been made. The Employee agrees to repay such loan on the terms provided in the promissory note previously executed by Employee in favor of WECO, which note is substantially in the form attached as Exhibit C to the WECO Employment Agreement.

12.      EXPENSES

         The Company shall, upon receipt of adequate supporting documentation, reimburse Employee for reasonable expenses incurred by Employee in promoting the business of the Company, subject to the Company's expense reimbursement policies, which may be amended from time to time.

13.      TERMINATION PRIOR TO THE END OF THE TERM

         13.1 The Company may terminate this Agreement for cause prior to the end of the Term. The term "for cause" shall mean a termination based on a determination by the Board of Directors that Employee has: committed an act of dishonesty related to his employment; obtained any benefit of money or other property in connection with his employment to which he was not entitled; refused to comply with a lawful directive of the Board of Directors; or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement. The Company shall not terminate this Agreement for cause unless a determination has been made by majority vote of the Board of Directors at a lawfully called meeting at which Employee shall be entitled to be told of the reasons for the termination and given an opportunity to personally respond to the reasons provided by the Board of Directors. In the event of termination of this Agreement by the Company for cause, Employee shall be entitled to be told of the reasons for the termination and given an opportunity to personally respond to the reasons provided by the Board of Directors. In the event of termination of this Agreement by the Company for cause, Employees shall be paid all compensation and benefits earned through the date of termination, the Company shall not be obligated to provide any further compensation or benefits to him under the Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 15 (Indemnification) and Employee's obligations under Section 16 (Confidentiality) and Section 17 (Noncompetition).

         13.2 The Company may, at its option and at any time, terminate this Agreement prior to the end of the Term, without cause. In the event that the Company exercises this right, or in the event that the Employee terminates his employment with the Company for any reason prior to the end of the Term, Employee shall be entitled to receive the benefits described in Section 14 hereof. In that event, the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under
Section 14 (Payments on Certain Terminations) and Section 15 (Indemnification) and the Employee's obligations under Section 16 (Confidentiality) and Section 17 (Noncompetition).

         13.3 This Agreement shall terminate in the event Employee dies, or is unable to perform his duties as a result of a physical or mental disability at any time during the term of this Agreement. In the event of a termination under this subsection, Employee or his estate shall be entitled to receive the benefits described in Section 14 hereof, the Company shall have no further obligations to provide compensation or benefits to him or his estate under this Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 14 (Payments on Certain Terminations), Section 15 (Indemnification) and the Employee's obligations, if he is still living, under Section 16 (Confidentiality) and Section 17 (Noncompetition). For purposes of this Agreement, Employee shall be deemed to be disabled when each of the following conditions are met:

                  (i) The Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him by this Agreement;

                 (ii) Employee's physical or mental incapacity shall exist or shall be reasonably expected to exist for more than 90 days in the aggregate during any period of 12 consecutive calendar months; and

                 (iii) Such physical or mental incapacity is independently diagnosed by a qualified medical practitioner.

14.      PAYMENTS ON CERTAIN TERMINATIONS

         In the event of a termination of Employee's employment as described in Subsection 13.2, the Company shall provide to Employee the following benefits for the balance of the Extended Benefit Period. For purposes of this Section, the term "Extended Benefit Period" means a three-year period commencing on the date of written notice of intent to terminate; provided, however, that the Extended Benefit Period shall terminate in any event when the Employee reaches age 65 (Normal Retirement Date).

                  (a) Employee's full base salary earned through the termination date, plus payment for all accrued vacation and any deferred compensation to which Employee is entitled for the fiscal year most recently ended prior to Employee's termination, and Employee's pro rata share of any compensation under any Company plan which has accrued through the date of termination, regardless of whether such amounts are vested or are payable in the year of termination; plus

                  (b) Within 30 days following the date of termination, an amount equal to the sum of Employee's annual base salary at the rate in effect as of the date of termination, plus the amount of any additional compensation awarded to Employee for the year most recently ended, including any sums awarded under an annual wage accumulation plan, multiplied by number of years (prorated for any partial years) remaining between the date of termination and the end of the Extended Benefit Period. The Company's obligation to pay this amount shall not be affected by any alternative employment that Employee may obtain.

                  (c) The Company shall maintain in full force and effect for the remaining term of the Extended Benefit Period all employee benefit plans, programs and policies, including any life or health insurance plans in which Employee was entitled to participate immediately prior to termination, provided that Employee is qualified to participate under the general terms and provisions of such plans, programs and policies. In the event that Employee's participation in any such plan, program or policy is not possible under its terms and conditions, the Company shall at its option either arrange for Employee to receive benefits substantially similar to those which Employee would have been entitled to receive under each plan, program or policy, or pay to employee an amount equal to the premiums that the Company would pay on Employee's behalf for participation in such plan, program or policy. At the end of the period of coverage, Employee will have the option to receive an assignment at no cost, and with no apportionment of prepaid premiums, any assignable insurance policies owned by the Company and relating to Employee, and to take advantage of any conversion privileges pertinent to the benefits available under Company policies.

                  (d) In addition to the regular payment of benefits to which Employee is entitled under the retirement plans or programs in effect on the date of Employee's termination, which shall not be affected by such termination and which for this purpose includes the WNG Retirement Agreement, the Company shall pay to Employee in cash at the Normal Retirement Date, an amount equal to the actuarial equivalent of the additional retirement compensation to which Employee would have been entitled under the terms of such retirement plans or programs (without regard to vesting) had Employee continued in the employ of the Company during the balance of the Extended Benefit Period at Employee's base salary rate as of the date of termination, provided that payment shall not extend beyond Employee's Normal Retirement Date. For purposes of this calculation, the actuarial equivalent shall be determined by assuming survival to age 80.

                  (e) Employee shall waive all rights to receive shares of common stock of the Company ("Company Shares") issuable upon exercise of options ("Options"), if any, granted to employee under the Company's stock option plans. In return for that waiver, Employee shall be entitled to receive, within 30 days following the date of termination, a payment equal to the difference between the exercise price of all options held by Employee, whether or not then fully exercisable, and the average of the high and low sale prices of the Company's common stock on the New York Stock Exchange on the date of termination.

                  (f) Notwithstanding any other provisions of this Agreement, if any severance benefits under Section 14 of this Agreement, together with any other Parachute Payments (as defined under Internal Revenue Code Section 280(G)(b)(2)) made by the Company to Employee, if any, are characterized as Excess Parachute Payments (as defined in Internal Revenue Code, Section 280(G)(b)(1)), then the Company shall pay to Employee, in addition to the payments to be received under this Section, an amount equal to the excise taxes imposed by Section 4999 of the Code on Employee's Excess Parachute Payments, plus an amount equal to the federal and, if applicable, state income taxes which will be payable to Employee as a result of this additional payment.

15.      INDEMNIFICATION

         The Company shall defend, indemnify and hold Employee harmless from any and all liabilities, obligations, claims or expenses which arise in connection with or as a result of Employee's service as an officer or employee (or director if Employee is elected and serves as a director) of the Company and/or any of its affiliates and subsidiaries to the fullest extent allowed by law; provided, that the Company shall not be obligated to defend, indemnify or hold Employee harmless from any liabilities, obligations, claims or expenses which result from Employee having committed an act of dishonesty, obtained any benefit of money or other property to which he was not entitled, refused to comply with a lawful directive of the Board of Directors, or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement.

16.      CONFIDENTIALITY

         Employee shall not, during the term of this Agreement or thereafter, use for his own purposes or disclose to any other person or entity any confidential information concerning the Company, its affiliates or subsidiaries, or any of their business operations, except as may be consistent with his duties hereunder or as may be required by order of a court of competent jurisdiction. Confidential information shall include, without limitation, any information, formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities.

17.      NONCOMPETITION

         17.1 During the term of his employment with the Company, Employee shall comply with his fiduciary obligations as an officer of the Company, and shall comply with the restrictions contained in Section 4.

         17.2 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, without the written consent of the Company (which consent shall not be unreasonably withheld), participate in or perform services, whether directly or indirectly, as a director, officer, employee, owner, partner, agent, consultant, lessor, creditor or otherwise, for any person, or entity engaged in the same or similar business as the Company or any of the Company's affiliates or subsidiaries is engaged in at any time during the term of this Agreement and that provides products or services of the type provided by the Company or any of its affiliates or subsidiaries to any person or entity located in the states of Washington, Oregon or Idaho that was a customer of the Company while Employee was employed by the Company.

         17.3 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, directly or indirectly: solicit for employment any employee of the Company; attempt to persuade or entice any employee of the Company to terminate his or her employment; or persuade or attempt to persuade, any person or company to terminate, cancel, rescind or revoke its business or contractual relationships with the Company.

         17.4 Employee agrees that damages for breach of the covenants contained in this Section would be difficult to determine and therefore agrees that these provisions may be enforced by temporary or permanent injunction.
The right to such injunctive relief shall be in addition to and not in place of any other remedies to which the Company may be entitled. Employee agrees that any profits made or benefits obtained by Employee in violation of his obligations under this Section shall be held by Employee in constructive trust for, and shall be promptly paid to, the Company.

         17.5 Employee agrees that the provisions of this Section are reasonable. However, if any court of competent jurisdiction determines that any provision within this Section is unreasonable in any respect, the Parties intend that this Section should be enforced to the fullest extent allowed by such court.

18.      ARBITRATION

         Any dispute between the Parties hereto with respect to any of the matters set forth herein shall be submitted to binding arbitration in city of Seattle, state of Washington. Either Party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the Parties are unable to agree on an arbitrator within 30 days following delivery of such notice, the arbitrator shall be selected by a Judge of the Superior Court of the State of Washington for King County upon three days' notice. Discovery shall be allowed in connection with any such arbitration to the same extent permitted by the Washington Rules of Civil Procedure but either Party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator shall determine the extent of discovery allowable in connection with the dispute in question. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect for expedited proceedings. The award of the arbitrator shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. The arbitrator shall hold a hearing, at which the Parties may present evidence and argument, within 30 days of his or her appointment, and shall issue an award within 15 days of the close of the hearing. In any such arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees, and the nonprevai1ing Party shall pay all costs of arbitration, but if neither Party is determined to be the prevailing Party, each Party shall bear its own costs and attorneys' fees and one-half of the costs of arbitration. Nothing contained in this Section shall prevent either Party from seeking a temporary restraining order, preliminary injunction or similar injunctive relief from a court of competent jurisdiction to enforce the provisions of this Agreement. In the event that either Party institutes an action in court for such relief or to compel arbitration to, or enforce an award of arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees.

19.      NOTICES

         All notices or other communications required or permitted by this Agreement shall be in writing and shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

         If to Employee, to:

                 William P. Vititoe
                 815 Mercer Street
                 P.O. Box 1869
                 Seattle, WA 98111
                 Facsimile:       (206) 382-7875

         If to Company:

                 Puget Sound Power & Light Company
                 P.O. Box 97034
                 Bellevue, Washington  98009-9734
                 Attention:       Corporate Secretary
                 Facsimile:       (206) 462-3300

         Any such notice or communication shall be deemed to have been given as of the date mailed. Any address may be changed by giving written notice of such change in the manner provided herein for giving notice.

20.      WAIVER OF BREACH

         The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

21.      ASSIGNMENT

         This Agreement is for personal services. Neither Party may assign its rights or delegate its duties hereunder without the prior written consent of the other Party.

22.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding of the Parties with regard to the subject matter of this Agreement and may only be changed by written agreement signed by both Parties. Any and all prior discussions, negotiations, commitments and understandings related thereto are merged herein.

23.      BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the respective Parties, and their legal representatives, successors, permitted assigns and heirs.

24.      LAW

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws and irrespective of the fact that any one of the Parties is now or may become a resident of a different state.

25.      VALIDITY

         In case any term of this Agreement shall be invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

                                               "Company"

                                               PUGET SOUND POWER & LIGHT COMPANY



                                               By
                                                 -------------------------------
                                                 Its Chief Executive Officer


                                               "Employee"




                                               ---------------------------------
                                               William P. Vititoe

                                                                     EXHIBIT A

                       PUGET SOUND POWER & LIGHT COMPANY

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of October 18, 1995 by and among Washington Energy Company, a Washington corporation ("WeCo"), and Puget Sound Power & Light Company, a Washington corporation ("Puget" or the "Company").

         WHEREAS, concurrently with the execution and delivery of this Agreement, (i) WeCo, the Company and Washington Natural Gas Company, a Washington corporation ("WNG"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, on the terms and subject to the conditions thereof, for the merger of WeCo and WNG (or, in certain circumstances described therein, only
WeCo) with and into the Company (the "Merger"), and (ii) the Company and WeCo are entering into a stock option agreement dated as of the date hereof whereby WeCo grants to the Company an option with respect to certain shares of WeCo's common stock on the terms and subject to the conditions set forth therein (the "WeCo Stock Option Agreement"); and

         WHEREAS, as a condition to WeCo's willingness to enter into the Merger Agreement and the WeCo Stock Option Agreement, WeCo has requested that the Company agree, and the Company has so agreed, to grant to WeCo an option with respect to certain shares of the Common Stock, stated value $10 per share, of the Company, together with the Rights under the Puget Rights Agreement (as defined in the Merger Agreement) associated therewith (such Common Stock and the associated Rights being collectively referred to herein as "Company Common Stock"), on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, to induce WeCo to enter into the Merger Agreement and the WeCo Stock Option Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement and the WeCo Stock Option Agreement, the parties hereto agree as follows:

1.       GRANT OF OPTION

         The Company hereby grants WeCo an irrevocable option (the "Company Option") to purchase up to 12,664,531 shares, subject to adjustment as provided in Section 11 (such shares being referred to herein as the "Company Shares") of Company Common Stock (being 19.9% of the number of shares of Company

Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") per Company Share of $23.25 (which is equal to the Fair Market Value (as defined below) of a Company Share on the date hereof) payable, at WeCo's option, (a) in cash or (b) subject to the receipt of the approvals of any Governmental Authority required for the Company to acquire the WeCo Shares (as defined below) from WeCo, which approvals the Company and WeCo shall use all commercially reasonable efforts to obtain, in shares of common stock, par value $5.00 per share, of WeCo ("WeCo Shares") in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

2.       EXERCISE OF OPTION

         The Company Option may be exercised by WeCo, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by WeCo under circumstances which could entitle WeCo to termination fees under either Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in Section 9.3(a)(ii)(y) thereof need not have occurred) or Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger
Agreement becomes so terminable by WeCo being referred to herein as a "Trigger Event." The Company shall notify WeCo promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of WeCo to exercise the Company Option. In the event WeCo wishes to exercise the Company Option, WeCo shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by WeCo in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days folloWeCo any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than December 31, 1996; provided that such date shall be extened to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997). Notwithstanding the foregoing, the Company Option may not be exercised if WeCo is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement, the WeCo Stock Option Agreement or in the Merger Agreement. Upon the giving by WeCo to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, WeCo shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to WeCo.

3.       CONDITIONS TO CLOSING

         The obligation of the Company to issue the Company Shares to WeCo hereunder is subject to the conditions (the condition described in clause (ii) below may be waived by the Company in its sole discretion) that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) any WeCo Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

4.       CLOSING

         At any Closing, (a) the Company will deliver to WeCo or its designee a single certificate in definitive form representing the number of the Company Shares designated by WeCo in its Exercise Notice, such certificate to be registered in the name of WeCo and to bear the legend set forth in Section 12, and (b) WeCo will deliver to the Company the aggregate price for the Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in Section l(b), a certificate or certificates representing the number of WeCo Shares being issued by WeCoin consideration thereof, as the case may be. For the purposes of this Agreement, the number of WeCo Shares to be delivered to the Company shall be equal to the quotient obtained by dividing (i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and
(y) the Exercise Price by (ii) the Fair Market Value of the WeCo Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of WeCo or such of its designees as shall have obtained requisite regulatory approvals.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to WeCo that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to
Section 7(a) below under circumstances where the provisions of Section 23B.06.400 of the WBCA would be applicable (the "Buyback Approval") and subject to any regulatory approvals referred to herein, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback
Approval), (c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement, and to the transactions contemplated hereby and thereby, the provisions of the WBCA referred to in Section 5.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of WeCo, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, [12,664,531] authorized and unissued Company Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Company Shares to WeCo upon the exercise of the Company Option, WeCo will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries, pursuant to, (A) any provision of the Restated Articles of Incorporation or Bylaws of the Company,
(B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (h) except as described in Section 5.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of WeCo contained in Section 6(h) are true and correct, the issuance, sale and delivery of the Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), (j) any WeCo Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act and (k) the delivery of Company Shares to WeCo pursuant hereto will not result in WeCo becoming an "Acquiring Person" for purposes of the Puget Rights Agreement or otherwise result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of the Company s shareholders under the Puget Rights Agreement or any similar agreement to which the Company or any of its affiliates is a party.

6.       REPRESENTATIONS AND WARRANTIES OF WECO

         WeCo represents and warrants to the Company that (a) WeCo is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by WeCo and the consummation by WeCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WeCo and no other corporate proceedings on the part of WeCo are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by WeCo and constitutes a valid and binding obligation of WeCo, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against WeCo in accordance with its terms, (d) prior to any delivery of WeCo Shares in consideration of the purchase of Company Shares pursuant hereto, WeCo will have taken all necessary corporate action to authorize for issuance and to permit it to issue such WeCo Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and to render inapplicable to the receipt by the Company of the WeCo Shares the provisions of the WBCA referred to in Section 4.15 of the Merger Agreement, (e) upon any delivery of such WeCo Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the WeCo Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by WeCo does not, and the consummation by WeCo of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by WeCo or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or Bylaws of WeCo, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, WeCo benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WeCo or its properties or assets, which Violation, in the case of each of clauses (B) and or (C), would have a material adverse effect on WeCo and its subsidiaries taken as a whole, (g) except as described in Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by WeCo does not, and the consummation by WeCo of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) any Company Shares acquired upon exercise of the Company Option will be acquired for WeCo's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by WeCo with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

7.       CERTAIN REPURCHASES

         (a) WECO PUT. At the request of WeCo by written notice at any time during which the Company Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Company (or any successor entity thereof) shall repurchase from WeCo all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of WeCo by written notice at any time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company (or any successor entity thereof) shall repurchase from WeCo all or any portion of the Company Shares purchased by WeCo pursuant to the Company Option, at the price set forth in subparagraph
(ii) below:

                 (i) the difference between (x) the "Market/Offer Price" for shares of Company Common Stock as of the date WeCo gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and (B) the Fair Market Value of Company Common Stock as of such date (the "Market Price")) and (y) the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which WeCo is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price;

                 (ii) the product of (x) the sum of (A) the Exercise Price paid by WeCo per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and (y) the number of Company Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by WeCo of a notice of repurchase.

         (b) REDELIVERY OF WECO SHARES. If WeCo elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WeCo Shares, then the Company shall, if so requested by WeCo , in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such WeCo Shares to WeCo, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; provided, however, that if less than all of the Company Shares purchased by WeCo pursuant to the Company Option are to be repurchased pursuant to this Section 7, then WeCo shall issue to the Company a new certificate representing those WeCo Shares which are not due to be redelivered to WeCo pursuant to this Section 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

         (c) PAYMENT AND REDELIVERY OF COMPANY OPTION OR SHARES. If WeCo exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to WeCo in immediately available funds and WeCo shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by WeCo pursuant thereto, and WeCo shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

         (d) WECO CALL. If WeCo has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WeCo Shares, notwithstanding that WeCo may no longer hold any such Company Shares or that WeCo elects not to exercise its other rights under this Section 7, WeCo may require, at any time or from time to time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company to sell to WeCo any such WeCo Shares at the price attributed to such WeCo Shares pursuant to Section 4 plus interest at the rate of 6.5% per annum on such amount from the date of the Closing relating to the exchange of such WeCo Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such WeCo Shares paid during such period or declared and payable to stockholders of record on a date during such period.

         (e) REPURCHASE PRICE REDUCED AT WECO'S OPTION. If the repurchase price specified in Section 7(a) would subject the purchase of the Company Option or the Company Shares purchased by WeCo pursuant to the Company Option to a vote of the shareholders of the Company pursuant to the provisions of
Section 23B.06.400 of the WBCA, then WeCo may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

8.       VOTING OF SHARES

         FolloWeCo the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any WeCo Shares issued pursuant to Section l(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

9.       RESTRICTIONS ON TRANSFER

         (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

         (b) PERMITTED SALES. FolloWeCo the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

10.      REGISTRATION RIGHTS

         FolloWeCo the termination of the Merger Agreement, each party hereto (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder

(the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option, exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

         If the Registrant does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

         The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree to (i) indemnify each other and the underwriters in the customary manner,
(ii) enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and (iii) take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

         The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

11.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the

Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to WeCo its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

12.      RESTRICTIVE LEGENDS

         Each certificate representing shares of Company Common Stock issued to WeCo hereunder, and WeCo Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the folloWeCo form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 18, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

         It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if WeCo or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act;
(ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

13.      BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

14.      SPECIFIC PERFORMANCE

         The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

15.      ENTIRE AGREEMENT

         This Agreement, the WeCo Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

16.      FURTHER ASSURANCES

         Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

17.      VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that WeCo is not permitted to acquire, or the Company is not permitted to repurchase pursuant to Section 7, the full number of shares of Company Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow WeCo to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

18.      NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the folloWeCo addresses (or at such other address for a party as shall be specified by like notice):

         A.      If to WeCo, to:

                 Washington Energy Company
                 815 Mercer Street
                 Seattle, WA 98109]

                 Attention:       James P. Torgerson
                 Telephone:       (206) 224-2358
                 Telecopy:        (206) 224-2435

                 with a copy to:

                 Graham & James/Riddell Williams
                 1001 Fourth Avenue
                 Plaza Building, Suite 4400
                 Seattle, WA  98154

                 Attention:       Marion V. Larson, Esq.
                 Telephone:       (206) 389-1798
                 Telecopy:        (206) 389-1708

                 and a copy to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, NY  10017

                 Attention:       David B. Chapnick, Esq.
                 Telephone:       (212) 455-2530
                 Telecopy:        (212) 455-2502

         B.      If to the Company, to:

                 Puget Sound Power & Light Company
                 P.O. Box 97034
                 Bellevue, WA 98009-9734

                 Attention:       William S. Weaver
                 Telephone:       (206) 462-3162
                 Telecopy:        (206) 462-3686

                 with a copy to:

                 Perkins Coie
                 1201 Third Avenue
                 Seattle, WA  98101

                 Attention:       Stephen A. McKeon, Esq.
                 Telephone:       (206) 583-8888
                 Telecopy:        (206) 583-8500

                 and a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 919 Third Avenue

                 New York, NY  10022

                 Attention:       Sheldon S. Adler, Esq.
                 Telephone:       (212) 735-3000
                 Telecopy:        (212) 735-2001

19.      GOVERNING LAW; CHOICE OF FORUM

         This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Washington or any Washington state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Washington or a Washington state court.

20.      INTERPRETATION

         When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

21.      COUNTERPARTS

         This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

22.      EXPENSES

         Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

23.      AMENDMENTS; WAIVER

         This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

24.      EXTENSION OF TIME PERIODS

         The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

25.      REPLACEMENT OF COMPANY OPTION

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                       WASHINGTON ENERGY COMPANY

                                                       By:
                                                          ----------------------
                                                       Name:
                                                       Title:

                                                       PUGET SOUND POWER &
                                                       LIGHTCOMPANY

                                                       By:
                                                          ----------------------
                                                       Name:
                                                       Title:

                                                                     EXHIBIT B

                           WASHINGTON ENERGY COMPANY

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of October 18, 1995 by and among Puget Sound Power & Light Company , a Washington corporation ("Puget"), and Washington Energy Company, a Washington corporation ("WeCo" or the "Company").

         WHEREAS, concurrently with the execution and delivery of this
Agreement: (i) Puget, the Company and Washington Natural Gas Company, a Washington corporation ("WNG"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, on the terms and subject to the conditions thereof, for the merger of the Company and WNG (or, in certain circumstances described therein, only the Company) with and into Puget (the "Merger"), and (ii) Puget and the Company are entering into a stock option agreement dated as of the date hereof whereby Puget grants to the Company an option with respect to certain shares of Common Stock, stated value $10 per share, of Puget, together with the Rights under the Puget Rights Agreement (as defined in the Merger Agreement) associated therewith (such Common Stock and the associated Rights being collectively referred to herein as "Puget Shares"), on the terms and subject to the conditions set forth therein (the "Puget Stock Option Agreement"); and

         WHEREAS, as a condition to Puget's willingness to enter into the Merger Agreement and the Puget Stock Option Agreement, Puget has requested that the Company agree, and the Company has so agreed, to grant to Puget an option with respect to certain shares of Common Stock, par value $5 per share, of the Company ("Company Common Stock"), on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, to induce Puget to enter into the Merger Agreement and the Puget Stock Option Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement and the Puget Stock Option Agreement, the parties hereto agree as follows:

1.       GRANT OF OPTION

         The Company hereby grants Puget an irrevocable option (the "Company Option") to purchase up to 4,789,960 shares, subject to adjustment as provided in Section 11 (such shares being referred to herein as the "Company Shares") of Company Common Stock (being 19.9% of the number of shares of Company Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") per Company Share of $20.00 (which is equal to the product of (x) the Fair Market Value (as defined below) of a Puget Share on the date hereof and (y) the Ratio set forth in Section 2.1(b) of the Merger Agreement) payable, at Puget's option, (a) in cash or (b) subject to the receipt of the approvals of any Governmental Authority required for the Company to acquire the Puget Shares from Puget and for Puget to issue the Puget Shares to WeCo, which approvals the Company and Puget shall use all commercially reasonable efforts to obtain, in Puget Shares, in either case in accordance with Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

2.       EXERCISE OF OPTION

         The Company Option may be exercised by Puget, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Puget under circumstances which could entitle Puget to termination fees under either Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in Section 9.3(a)(ii)(y) need not have occurred) or Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger Agreement becomes so terminable by Puget being referred to herein as a "Trigger Event." The Company shall notify Puget promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Puget to exercise the Company Option. In the event Puget wishes to exercise the Company Option, Puget shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by Puget in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than December 31, 1996; provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997. Notwithstanding the foregoing, the Company Option may not be exercised if Puget is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement, the Puget Stock Option Agreement or the Merger Agreement. Upon the giving by Puget to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, Puget shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to Puget.

3.       CONDITIONS TO CLOSING

         The obligation of the Company to issue the Company Shares to Puget hereunder is subject to the conditions (the condition described in clause (ii) below may be waived by the Company in its sole discretion) that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) any Puget Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

4.       CLOSING

         At any Closing, (a) the Company will deliver to Puget or its designee a single certificate in definitive form representing the number of the Company Shares designated by Puget in its Exercise Notice, such certificate to be registered in the name of Puget and to bear the legend set forth in Section 12 and (b) Puget will deliver to the Company the aggregate price for Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in Section 1(b), a certificate or certificates representing the number of Puget Shares being issued by Puget in consideration thereof, as the case may be. For the purposes of this Agreement, the number of Puget Shares to be delivered to the Company shall be equal to the quotient obtained by dividing
(i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the Puget Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Puget or such of its designees as shall have obtained requisite regulatory approvals.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Puget that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to
Section 7(a) below under circumstances where the provisions of Section 23B.06.400 of the WBCA would be applicable (the "Buyback Approval") and subject to any regulatory approvals referred to herein, to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback Approval), (c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement, and to the transactions contemplated hereby and thereby, the provisions of the WBCA referred to in Section 4.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of Puget, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, ____________ authorized and unissued Company Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Company Shares to Puget upon the exercise of the Company Option, Puget will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever,
(g) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries, pursuant to
(A) any provision of the Restated Articles of Incorporation or Bylaws of the Company, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses
(B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (h) except as described in
Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of Puget contained in Section 6(h) are true and correct, the issuance, sale and delivery of the Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), and (j) any Puget Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

6.       REPRESENTATIONS AND WARRANTIES OF PUGET

         Puget represents and warrants to the Company that (a) Puget is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Puget and the consummation by Puget of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Puget and no other corporate proceedings on the part of Puget are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Puget and constitutes a valid and binding obligation of Puget, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Puget in accordance with its terms, (d) prior to any delivery of Puget Shares in consideration of the purchase of Company Shares pursuant hereto, Puget will have taken all necessary corporate action to authorize for issuance and to permit it to issue such Puget Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and to render inapplicable to the receipt by the Company of the Puget Shares the provisions of the WBCA referred to in Section 5.15 of the Merger Agreement,
(e) upon any delivery of such Puget Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the Puget Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by Puget does not, and the consummation by Puget of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by Puget or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or Bylaws of Puget, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Puget benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Puget or its properties or assets, which Violation, in the case of each of clauses
(B) and or (C), would have a material adverse effect on Puget and its subsidiaries taken as a whole, (g) except as described in Section 5.4(c) of the

Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by Puget does not, and the consummation by Puget of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (h) any Company Shares acquired upon exercise of the Company Option will be acquired for Puget's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by Puget with a view to the public distribution thereof in violation of any applicable provision of the Securities Act and (i) the delivery of Puget Shares to the Company in consideration of the purchase of Company Shares pursuant hereto will not result in the Company becoming an "Acquiring Person" for purposes of the Puget Rights Agreement or otherwise result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of Puget shareholders under the Puget Rights Agreement or any similar agreement to which Puget or any of its affiliates is a party.

7.       CERTAIN REPURCHASES

         (a) Puget Put. At the request of Puget by written notice at any time during which the Company Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Company (or any successor entity thereof) shall repurchase from Puget all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of Puget by written notice at any time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company (or any successor entity thereof) shall repurchase from Puget all or any portion of the Company Shares purchased by Puget pursuant to the Company Option, at the price set forth in subparagraph
(ii) below:

                  (i) the difference between (x) the "Market/Offer Price" for shares of Company Common Stock as of the date Puget gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and (B) the Fair Market Value of Company Common Stock as of such date (the "Market Price")) and (y) the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Puget is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price;

                 (ii) the product of (x) the sum of (A) the Exercise Price paid by Puget per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and (y) the number of Company Shares so to be repurchased pursuant to this Section 7. For purposes of this clause
         (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by Puget of a notice of repurchase.

         (b) Redelivery of Puget Shares. If Puget elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of Puget Shares, then the Company shall, if so requested by Puget, in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such Puget Shares to Puget, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; provided, however, that if less than all of the Company Shares purchased by Puget pursuant to the Company Option are to be repurchased pursuant to this Section 7, then Puget shall issue to the Company a new certificate representing those Puget Shares which are not due to be redelivered to Puget pursuant to this Section 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

         (c) Payment and Redelivery of Company Option or Shares. If Puget exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to Puget in immediately available funds and Puget shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by Puget pursuant thereto, and Puget shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

         (d) Puget Call. If Puget has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of Puget Shares, notwithstanding that Puget may no longer hold any such Company Shares or that Puget elects not to exercise its other rights under this Section 7, Puget may require, at any time or from time to time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.l(b) of the Merger Agreement has been extended to [March 31, 1997]), the Company to sell to Puget any such Puget Shares at the price attributed to such Puget Shares pursuant to Section 4 plus interest at the rate of 6.5% per annum on such amount, from the date of the Closing relating to the exchange of such Puget Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such Puget Shares paid during such period or declared and payable to stockholders of record on a date during such period.

         (e) Repurchase Price Reduced at Puget's Option. If the repurchase price specified in Section 7(a) would subject the repurchase of the Company Option or the Company Shares purchased by Puget pursuant to the Company Option to a vote of the shareholders of the Company pursuant to the provisions of
Section 23B.06.400 of the WBCA, then Puget may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

8.       VOTING OF SHARES

         Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any Puget Shares issued pursuant to Section l(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

9.       RESTRICTIONS ON TRANSFER

         (a) Restrictions on Transfer. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7 or (ii) in accordance with Section 9(b) or Section 10.

         (b) Permitted Sales. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

10.      REGISTRATION RIGHTS

         Following the termination of the Merger Agreement, each party hereto (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good-faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option, exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

         If the Registrant does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

(A) the Registrant is in possession of material nonpublic information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

         The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree to (i) indemnify each other and the underwriters in the customary manner,
(ii) enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and (iii) take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

         The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

11.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to Puget its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

12.      RESTRICTIVE LEGENDS

         Each certificate representing shares of Company Common Stock issued to Puget hereunder, and Puget Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the following form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 18, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Puget or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

13.      BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

14.      SPECIFIC PERFORMANCE

         The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

15.      ENTIRE AGREEMENT

         This Agreement, the Puget Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

16.      FURTHER ASSURANCES

         Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

17.      VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that Puget is not permitted to acquire, or the Company is not permitted to repurchase pursuant to Section 7, the full number of shares of Company Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow Puget to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including, but not limited to, money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

18.      NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return-receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         A.      If to Puget, to:

                 Puget Sound Power & Light Company
                 P.O. Box 97034
                 Bellevue, WA 98009-9734

                 Attention:       William S. Weaver
                 Telephone:       (206) 462-3162
                 Telecopy:        (206) 462-3686

                 with a copy to:

                 Perkins Coie
                 1201 Third Avenue
                 Seattle, WA  98101

                 Attention:       Stephen A. McKeon, Esq.
                 Telephone:       (206) 583-8888
                 Telecopy:        (206) 583-8500

                 and a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 919 Third Avenue
                 New York, NY 10022

                 Attention:       Sheldon S. Adler, Esq.
                 Telephone:       (212) 735-3000
                 Telecopy:        (212) 735-2001

         B.      If to the Company, to:

                 Washington Energy Company
                 815 Mercer Street
                 Seattle, WA 98109

                 Attention:       James P. Torgerson
                 Telephone:       (206) 224-2358
                 Telecopy:        (206) 224-2435

                 with a copy to:

                 Graham & James/Riddell Williams
                 1001 Fourth Avenue
                 Plaza Building, Suite 4400
                 Seattle, WA  98154

                 Attention:       Marion V. Larson, Esq.
                 Telephone:       (206) 389-1798
                 Telecopy:        (206) 389-1708

                 and a copy to:

                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, NY  10017

                 Attention:       David B. Chapnick, Esq.
                 Telephone:       (212) 455-2530
                 Telecopy:        (212) 455-2502

19.      GOVERNING LAW; CHOICE OF FORUM

         This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Washington or any Washington state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Washington or a Washington state court.

20.      INTERPRETATION

         When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

21.      COUNTERPARTS

         This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

22.      EXPENSES

         Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

23.      AMENDMENTS; WAIVER

         This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

24.      EXTENSION OF TIME PERIODS

         The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

25.      REPLACEMENT OF COMPANY OPTION

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                               PUGET SOUND POWER & LIGHT COMPANY


                                               By:
                                                  ------------------------------
                                                   Name:
                                                   Title:


                                               WASHINGTON ENERGY COMPANY


                                               By:
                                                  ------------------------------
                                                   Name:
                                                   Title:





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